UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008

SINOBIOPHARMA, INC.
(Exact name of registrant as specified in charter)

Commission File Number 333-144910

Nevada	26-3002371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8 Zhong Tian Road
Nantong City, Jiangsu Province
China 226009
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-86-51-385328336

2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 19, 2008, Sinobiopharma, Inc. (the “Company”), Dongying Pharmaceutical Co, Limited (“Dongying BVI”), a company organized under the laws of the Territory of the British Virgin Islands, and all the shareholders of Dongying BVI entered into a share exchange agreement (the “Share Exchange Agreement”) whereby the Company agreed to acquire 100% of the issued and outstanding shares in the capital of Dongying BVI through the issuance of 40,000,000 shares of common stock of the Company in aggregate to the shareholders of Dongying BVI on a pro rata basis in accordance with each Dongying BVI shareholders’ percentage of ownership in Dongying BVI.

Dongying BVI is the registered owner of 100% of the capital of Big Global Limited, a company organized under the laws of Hong Kong, and Big Global Limited is the registered owner of 100% of the capital of DongYing (Jiangsu) Pharmaceutical Co., Ltd. (“DongYing China”), a company organized under the laws of the People’s Republic of China (“China”). DongYing China is in the business of the research, production and development of biopharmaceutical products.

On September 22, 2008, the Share Exchange Agreement closed and as a result, Dongying BVI became a wholly-owned subsidiary of the Company, and the Company, which previously had no material operations, is a holding company for the business of Dongying BVI. Dongying BVI is a holding company, whose principal business is the ownership of Big Global Limited and Big Global Limited is a holding company whose principal business is the ownership of DongYing China.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, which was filed as Exhibit 10.1 to the initial Form 8-K on August 22, 2008, and is incorporated herein by reference.

Concurrently with the closing of the Share Exchange Agreement, by a letter agreement entered into on August 19, 2008 (the “Letter Agreement”), and by an amended letter agreement entered into on September 8, 2008 (the “Amended Letter Agreement”) between Dongying BVI and Mr. Jianguo Wang, the Company’s Secretary and director, Mr. Wang has agreed to cancel 60,100,500 shares of the 62,500,500 shares of common stock of the Company registered in his name within ten (10) days of the closing of the Share Exchange Agreement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which was filed as Exhibit 10.2 to the initial Form 8-K on August 22, 2008, and is incorporated herein by reference. The foregoing description of the Amended Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Letter Agreement, a copy of which is attached hereto as Exhibit 10.4.

Concurrently with the closing of the Share Exchange Agreement, on September 22, 2008, the Company completed a share purchase agreement (the “Share Purchase Agreement”) with Ms. Tiffany Walsh, the Company’s former President, CEO, CFO, Secretary, Treasurer and director. Pursuant to the Share Purchase Agreement, Ms. Walsh acquired all of the capital of Buzz Media Ltd. (“Buzz Nova Scotia”), a wholly-owned subsidiary of the Company incorporated in the Province of Nova Scotia, Canada, in exchange for the payment of $10.00.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, which was filed as Exhibit 10.3 to the initial Form 8-K on August 22, 2008, and is incorporated herein by reference.

The table below illustrates the corporate structure of the Company as a result of the completion of the Share Exchange Agreement and the Share Purchase Agreement:

The words “the Company”, “we”, “our”, and “Sinobiopharma” are used herein to refer to Sinobiopharma, Inc. and its subsidiaries: Dongying BVI, Big Global Limited and DongYing China.

Corporate History

The Company was incorporated on October 26, 2006, as Buzz Media Ltd., under the laws of the state of Nevada.  On November 8, 2006, we purchased all the issued and outstanding shares of Buzz Media Ltd., a Nova Scotia company (“Buzz Nova Scotia”) from our officer and director Tiffany Walsh for 10 shares of our common stock.  As a result of the transaction, Buzz Nova Scotia became a wholly-owned subsidiary of ours.  On July 2, 2008, Ms. Walsh agreed to sell her 1,250,010 shares of our issued and outstanding common stock to Mr. Jianguo Wang for an aggregate price of CDN$300,000. In connection with that transaction, Ms. Walsh also agreed to resign as a director and officer of the Company and Mr. Wang agreed to join the Company as a director and officer. On July 14, 2008, Ms. Walsh appointed Mr. Wang as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a director of the Company and subsequently resigned as an officer and a director.

Effective July 29, 2008, we completed a merger with our wholly-owned subsidiary, Sinobiopharma, Inc. As a result of the merger, the Company’s name was changed from “Buzz Media Ltd.” to “Sinobiopharma, Inc.” to better reflect the Company’s direction and business.

In addition, effective July 29, 2008, the Company effected a fifty (50) for one (1) forward stock split of its authorized, issued and outstanding common stock. As a result, the Company’s authorized capital increased from 50,000,000 shares of common stock with a par value of $0.0001 to 2,500,000,000 shares of common stock with a par value of $0.0001. Our issued and outstanding share capital increased from 2,000,010 shares of common stock to 100,000,500 shares of common stock.

Dongying BVI, Big Global Limited and DongYing China

Dongying BVI

Dongying BVI was incorporated pursuant to the laws of the British Virgin Islands on January 29, 2008. As a result of the closing of the Share Exchange Agreement, the Company is the sole shareholder of Dongying BVI. Dongying BVI’s sole director is Dr. Lequn Lee Huang. On May 13, 2008, Dongying BVI purchased the sole common share of Big Global Limited from Dr. Lequn Lee Huang in exchange for payment of $1.00HK.

Big Global Limited

Big Global Limited was incorporated pursuant to the laws of Hong Kong on November 26, 2007. Dongying BVI is the sole shareholder of Big Global Limited and Dr. Lequn Lee Huang is the sole director of Big Global Limited. Pursuant to an equity transfer contract between Big Global Limited and Cyton International, Inc., a company incorporated pursuant to the laws of the state of Connecticut, USA, dated December 10, 2007, Big Global Limited acquired 100% of the registered capital of DongYing China in exchange for the payment of US$1.00 as Cyton International, Inc. was merely a nominee shareholder for Dr. Lequn Huang and there was no change in the beneficial ownership of DongYing China.

DongYing China

DongYing China was incorporated pursuant to the laws of China on September 29, 2003, under the name Nantong Dongying Pharmaceutical Co., Ltd. DongYing China changed its name to Dongying (Jiangsu) Pharmaceutical Co., Ltd. effective October 11, 2004, and received Chinese Authority’s approval. During the last three fiscal years, DongYing China has been engaged in the research, development, manufacture and marketing of biopharmaceutical products in China.

Business of the Company

The business of the Company will be conducted through its subsidiary, Dongying BVI, which, in turn, will conduct its business through it subsidiary, Big Global Limited, which, in turn will conduct its business through DongYing China.

DongYing China is engaged in the research, development, manufacture and marketing of biopharmaceutical products in China. DongYing China has developed new methods for synthesis of active pharmaceutical ingredient (API) and innovative drug delivery (new formulation) that dramatically reduces the time and cost of drug development. DongYing China’s current therapeutic focus is on anesthesia-assisted agents and cardiovascular drugs. DongYing China’s R&D focus is new, innovative methods of synthesizing compounds more rapidly at lower cost, and/or improved drug formulation with enhanced usability.

DongYing China’s headquarters and 30,000 sq. meter (approximately 322,917.31 sq. foot) Good Manufacturing Practice (“GMP”) certified production facilities are located in the Nantong Economic and Technology Development Zone, which is located in Nantong City, Jiangsu, and which qualifies DongYing China for tax benefits. DongYing China’s research and development (“R&D”) labs are located in Nanjing, China. Nanjing City is a major R&D centre within China with several universities and research institutes. DongYing China’s distribution network enables DongYing China to market its products in every major city in China.

DongYing China’s Strengths

•	Leadership of CEO, Dr. Lequn Lee Huang (Ph.D., Chemistry, Iowa State University), a former manager of the Bayer Co. (one of the world’s largest pharmaceutical companies);

•	Patent applied for technology for fast, low-cost synthesis of active pharmaceutical ingredients (“API”) and new drug formulations;

•	Integrated, large capacity GMP-certified manufacturing facilities for freeze-dried powder, injection formula, tablets, hard capsules, granules and pharmaceutical raw materials;

•	18 research specialists and 28 of 80 employees have college or higher educations;

•	Sales and distribution network across China.

DongYing China’s Products

Currently the product line of DongYing China includes Cisatracurium Besylate – a skeletal muscle relaxant, Clindamycin Hydrochloride – an antibiotic for penicillin-allergic patients, and Perphenazine – an anti-psychotic drug. However, DongYing China has recently discontinued producing and selling Perphenazine as it is no longer considered a profitable product. DongYing China has the ability to expand its market through its research cooperation with Nanjing University and Nanjing Suji Pharmaceutical Research Center as well as its good networking with major pharmaceutical companies, such as Pfizer, and Bayer.

DongYing China launched its patent applied for new freeze-dried formulation of the pre-surgical skeletal muscle relaxant Cisatracurium Besylate on May 30, 2006. By October 2007, it had captured approximately 75% of the Chinese market and was in use in more than 200 hospitals. Developed using DongYing China’s patent applied for method for drug synthesis that can dramatically reduce the time and cost of drug development, DongYing China’s Cisatracurium Besylate has three key advantages compared to other competitive drugs:

1.
Low-cost: GlaxoSmithKline Inc. (“GSK”) sells its version of the drug globally for $22 per injection whereas DongYing China profitably sells its formulation for under $5. DongYing China intends to patent and market its API and new formulation worldwide. The global market for Cisatracurium Besylate is estimated at US$2 billion;

2.
Convenience in application: DongYing China’s formulation is the world’s first that can be stored at room temperature whereas competitors’ versions must be kept at between 35.6 to 46.4 degrees Fahrenheit; and

3.	Safety and Efficacy: The Company believes that DongYing China’s formulation is safer and more effective than non-Cisatracurium Besylate skeletal muscle relaxants.

The following table sets forth information relating to key products that DongYing China has recently launched in the Chinese market:

Key Products	Dose	Approval Number

Cisatracurium Besylate	Raw Material (API)	H20060926
for injection	5 mg	H20060927
Clindamycin Hydrochloride
for injection	0.15g/0.75g/0.9g	H20040927
injection	2ml:0.6g	H20059454

The following table sets forth information relating to a key product that DongYing China expects to launch in the Chinese Market in the very near future after completion of process control:

Key Products	Dose	Approval Number

N(2)-L-alanyl-L- glutamine for injection (1)	10 g	2006B01379

DongYing China has also had several approved certificates for generic drugs in China, which DongYing China can produce and market when the market price for such generic products increases and allows production to become profitable, which is currently not the situation.

Generic Products	Dose	Approval Number
Naproxen Tablets	0.1g	H32021028
Aminophylline tablets	0.1g	H32021024
Nitrendipine Tablets	10mg	H32021023
Propafenone tablets	50 mg	H32021025
Verapamil Tablets	40 mg	H32021026
Ketotifen Fumarate Tablets	1mg	H32024391
Oleanolic acid tablets	10mg	H32024392
Oleanolic acid tablets	20mg	H32024393
Vitamin C tablets	0.1g	H32024997
Difenidol tablets	25mg	H32024914
Pentoxyverine Citrate Tablets	25mg	H32024999
Atenolol tablets	25mg	H32024160
Atenolol tablets	50mg	H32024159
Perphenazine Tablets	2mg	H32024162
Perphenazine Tablets	4mg	H32024163
Captopril Tablets	25mg	H32024167
Clozapine Tablets	25mg	H32024169
Chlorprothixene Tablets	25mg	H32024170
Fenfluramine Tablets	20mg	H32024172
Doxepin Hydrochloride Tablets	25mg	H32024395
Chlorpromazine Tablets	25mg	H32024397
Chlorpromazine Tablets	50mg	H32024396
Breviscapine Tablets	20mg	Z32021122
Troxerutin Tablets	60mg	H32025915
Trepibutone Tables	40mg	H32025533
Tiapride Hydrochloride Tablets	0.1g	H32025535
Ranitidine Capsules	150 mg	H32024998
Ciprofloxacin Capsules	0.25g	H32025000
Ganoderma Capsules	0.27g	Z32021190

DongYing China’s Development Pipeline

In addition to those products currently on the market in China, DongYing China has product candidates in the development pipeline using its patent applied for method for quickly synthesizing low-cost API and improved delivery formulations. Product candidates currently in the development pipeline include:

•
Rocuronium bromide (skeletal muscle relaxant): expected to file for Chinese SFDA approval for API and Injection certificate in October 2008. Like its formulation of Cisatracurium Besylate, we expect that DongYing China’s next generation Rocuronium Bromide formulation will be the world’s first that can be stored at room temperature, making it more convenient to use;

•
Perindopril (anti-hypertensive): believed to be the world’s first capsule formulation and latest generation of the drug, has greater efficacy and reduced side effects in addition to being easier to swallow than the tablet form of Perindopril in the market. Clinical trials were completed in September, 2007, pending the State Food and Drug Administration of China’s (the “SFDA”) approval.

•
Memantine (treatment of Alzheimers’s): received the SFDA’s approval for Phase II Clinical Trial. DongYing China’s formulation is the latest generation of the drug and DongYing China expects to be one of the first companies to launch the drug in the Chinese market.

The following table sets forth information relating to different product candidates that DongYing China has developed or co-developed with Meisu Jining Bio-medicine Research and Development Co., Ltd., which product candidates are in different stages, many of which require additional funds to support clinical trials, pending for launch in the Chinese market:

Approval Number
Development Pipeline	Dose	(only for Pre-clinic)
Perindopril Tablets Perindopril Capsules (pending launch)	2 mg	2006L03755 2006L03994
Rocuronium Bromide injection	25mg/50mg
Memantine Hydrochloride		2005L01497
Memantine Hydrochloride Tablets	5mg	2005L01498
Azithromycin Granules (just passed human trials, pending for approval)	0.1g	2005L03871

In 2006, DongYing China wrote-off the intangible asset related to the product rights to Azithromycin as it was deemed not realizable through impairment analysis, however, in 2008, DongYing China performed clinical trials on Azithromycin, which just passed human trials in August 2008, and which is pending for approval.

DongYing China’s Marketing Plan

The Industry

With approximately one-fifth of the world’s population and a fast-growing gross domestic product, China represents a significant potential market for the pharmaceutical industry. The Company expects significant growth in the pharmaceutical market in China due to the following factors: robust economic growth; increased pharmaceutical expenditures; an aging population; increased lifestyle-related diseases; government support of the pharmaceutical industry; relatively low research and development and clinical trial costs in China as compared to developed countries; and the increased availability of funding for medical insurance and industry consolidation in China.

DongYing China has an established nationwide sales and marketing network that distributes its products in 30 provinces and key major cities throughout China. The Company intends to expand DongYing China’s sales and marketing infrastructure to meet China’s rapidly growing demand for safer, lower-cost, higher-efficacy drugs.

Strategy

DongYing China has a clearly defined strategy to drive short, middle and long term growth. All drug development is expected to leverage DongYing China’s patent applied for technology for fast, low-cost drug synthesis and new technology for formulation.

In the short term, the focus is launching new drugs in the Chinese market. The patented synthesis method allows DongYing China to develop new API at lower cost and new formulations that generally offer greater convenience in application and efficacy with fewer side effects.

In the middle term, DongYing China intends to focus on exporting active pharmaceutical ingredients (“API”) and drug reformulations developed with DongYing China’s patent applied for freeze-dried formulation technology for the global market.

In the long term, DongYing China intends to focus on applying its technology platform to identifying candidate compounds from traditional Chinese medicines. DongYing China intends to accelerate their discovery, synthesis and formulation for pharmaceutical applications.

Distribution Methods

DongYing China sells its prescription-based and pharmaceutical products via regional distributors in China.  DongYing China intends to expand its sales force as well as its coverage with the regional distributors across China. Currently, DongYing China has a marketing department and a sales department. The marketing department is responsible for the promotion of new products to the national market and intended global market by attending industry trade shows, conducting educational seminars to physicians, advertising in newspapers and in industry publications, as well as using internet marketing and collaborating with the government.

The sales department has four regional managers with each manager responsible for his or her assigned region in China, with each region having about 7 to 10 provinces. The four regional managers report directly to the VP of Sales. Each province has between 1 to 3 agents in charge of all the cities in such province, which is how DongYing China obtains distribution in all major cities in China.

During fiscal year 2007, the majority of DongYing China’s sales were conducted through a limited number of regional distributors who subsequently sold DongYing China’s products to hospitals, clinics, and pharmacies. DongYing China is planning to expand its distributor base and believes that the number of its regional distributors will increase substantially in the next few years.

DongYing China’s Competition

The following table sets forth information with respect to competition in China for DongYing China’s flagship product of Cisatracurium Besylate:

Competitor	Percentage of Market
Jiangsu Hengrui Pharmeutical Co., Ltd.	15%
GSK	10%

Material Contracts

The following agreements involving Nantong Cyton Pharmaceutical Co., Ltd. are actually agreements with DongYing China as Dong Ying China was formerly named Nantong Dongying Pharmaceutical Co., Ltd. and also known as Nantong Cyton Pharmaceutical Co., Ltd.

On November 30, 2003, Nantong Cyton Pharmaceutical Co., Ltd. (“Nantong Cyton”) and Nanjing Suji Bio-medicine Research and Development Co., Ltd. (“Nanjing Suji”) entered into a Technology Transfer Contract for Prulifloxacin (the “Prulifloxacin Agreement”), whereby Nanjing Suji agreed to transfer the technology, technology information and clinical approvals of the new drug Prulifloxacin to Nantong Cyton in exchange for 9,000,000 RMB to be paid as follows: (i) 4,500,000 RMB within 10 days after the contract coming into effect; (ii) 3,505,000 RMB within 10 days after examination and acceptance; (iii) 545,000 RMB within 10 days after acquiring clinical research approval of medicine; and (iv) 450,000 RMB within 10 days after receiving information from Nanjing Suji (if Nantong Cyton has prepared a manufacturing field, then payment shall be 450,000 RMB within 10days after manufacturing three batches of qualified product). This Prulifloxacin Agreement has already been completed and the actual amount invoiced by Nanjing Suji and paid by DongYing China was 8,005,000 RMB instead of 9,000,000 RMB.

The foregoing description of the Prulifloxacin Agreement does not purport to be complete and is qualified in its entirety by reference to the Prulifloxacin Agreement, which is attached hereto as Exhibit 10.5.

Also on November 30, 2003, Nantong Cyton and Meisu Jining Bio-medicine Research and Development Co., Ltd. (“Meisu Jining”) entered into a Technology Transfer Contract for Clarithromycin, Olmesartan and Eplerenone (the “Clarithromycin Agreement”), whereby Meisu Jining agreed to transfer the technology, technology information and clinical approvals of the new drugs Clarithromycin, Olmesartan and Eplerenone to Nantong Cyton in exchange for 7,385,000 RMB to be paid as follows: (i) 1,477,000 RMB within 10 days after the contract coming into effect; (ii) 2,323,000 RMB within 10 days after examination and acceptance; (iii) 1,477,000 RMB within 10 days after acquiring clinical research approval of medicine; and (iv) 1,177,750 RMB within 10 days after receiving information from Meisu Jining (if Nantong Cyton has prepared a manufacturing field, then payment shall be 1,177,750 RMB within 10 days after manufacturing three batches of qualified product). This Clarithromycin Agreement has already been completed and the actual amount invoiced by Meisu Jining and paid by DongYing China was 677,250 RMB for Clarithromycin, 2,600,000 RMB for Olmesartan and 3,000,000 RMB for Eplerenone for a total of 6,277,250 RMB instead of the aggregate amount of 7,385,000 RMB as stated under the Clarithromycin Agreement.

The foregoing description of the Clarithromycin Agreement does not purport to be complete and is qualified in its entirety by reference to the Clarithromycin Agreement, which is attached hereto as Exhibit 10.6.

On January 20, 2004, Nantong Cyton and Nanjing Suji entered into a Technology Transfer Contract for Cisatracurium Besylate (the “Cisatracurium Besylate Agreement”), whereby Nanjing Suji agreed to transfer the technology, technology information and clinical approvals of the new drug Cisatracurium Besylate to Nantong Cyton in exchange for 5,000,000 RMB to be paid as follows: (i) 3,500,000 RMB within 10 days after the contract coming into effect; (ii) 1,500,000 RMB within 10 days after examination and acceptance; and (iii) 1,000,000 RMB within 10 days after acquiring clinical research approval of medicine. This Cisatracurium Besylate Agreement has already been completed.

The foregoing description of the Cisatracurium Besylate Agreement does not purport to be complete and is qualified in its entirety by reference to the Cisatracurium Besylate Agreement, which is attached hereto as Exhibit 10.7.

On February 6, 2004, Nantong Cyton and Nanjing Suji entered into a Technology Transfer Contract for Lansoprazole, Azitromvcin, Ganciclovir and Clindamycin Hydrochloride (the “Lansoprazole Agreement”), whereby Nanjing Suji agreed to transfer the technology, technology information and clinical approvals of the new drugs Lansoprazole, Azitromvcin, Ganciclovir and Clindamycin Hydrochloride to Nantong Cyton in exchange for 19,350,000 RMB to be paid as follows: (i) 3,870,000 RMB within 10 days after the contract coming into effect; (ii) 8,707,000 RMB within 10 days after examination and acceptance; (iii) 3,870,000 RMB within 10 days after acquiring clinical research approval of medicine; and (iv) 2,902,500 RMB within 10 days after receiving information from Nanjing Suji (if Nantong Cyton has prepared a manufacturing field, then payment shall be 2,902,500 RMB within 10days after manufacturing three batches of qualified product). This Lansoprazole Agreement has already been completed and the actual amount invoiced by Nanjing Suji and paid by DongYing China was 8,000,000 RMB for Lansoprazole, 2,700,000 RMB for Azitromvcin, 2,747,500 RMB for Ganciclovir and 3,000,000 RMB for Clindamycin Hydrochloride for a total of 16,447,500 RMB instead of the aggregate of 19,350,000 RMB as stated under the Lansoprazole Agreement

The foregoing description of the Lansoprazole Agreement does not purport to be complete and is qualified in its entirety by reference to the Lansoprazole Agreement, which is attached hereto as Exhibit 10.8.

On March, 29, 2004, Cyton International, Inc., the sole share holder of DongYing China at that time entered into an agreement (the “Development Agreement”) with the Jiangsu Province Nantong Economic and Technology Development Zone Administration (the “Administration”), for the construction of factories in the Jiangsu Nantong Economic and Technology Development Zone (the “Zone”), a state-level economic and technological development zone qualified for state preferential policies. Pursuant to the Development Agreement, DongYing China was provided with 60 acres within the Zone for the construction of factories and is required to pay a land-use fee of 40,000RMB per acre. DongYing China ended up paying 2,248,000 RMB as there only ended up being 56.2 acres provided to DongYing China. All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years.  This period may be renewed at the expiration of the initial and any subsequent terms.  Granted land use rights are transferable and may be used as security for borrowings and other obligations. DongYing China holds the State-owned Land Use Rights Certificate No.: TONGKAIGUOYONG [2007] No. D0310158, and the 40,000RMB per acre is a one time payment. In addition, the Administration agreed to provide DongYing China with a 20,000,000RMB fund (the “Fund”) to support the construction of factories and the building and purchasing of affiliated equipment.  DongYing China has three years from the date of each portion of the Fund used to repay such portion. The Administration has the right to convert or exchange the Fund into shares of DongYing China, but recently the Administration decided to waive the right to convert or exchange the outstanding Fund into shares of DongYing China and agreed to the repayment of the Fund by December 31, 2008. DongYing China has repaid 5,000,000RMB to date, and plan to complete the repayment of the outstanding Fund by the end of 2008. Also in accordance with the Development Agreement, DongYing China is required to have a registered capital of USD$5,000,000, which has already been satisfied.

At present, DongYing China has used all of the 20,000,000RMB in the Fund and has repaid 5,000,000RMB to date. In addition, DongYing China is required to repay the following amounts on the following dates:

Amount	Due Date
15,000,000RMB	December 31, 2008

The foregoing description of the Development Agreement does not purport to be complete and is qualified in its entirety by reference to the Development Agreement, which is attached hereto as Exhibit 10.9.

On June 1, 2006, Nantong Cyton and Meisu Jining entered into a Technology Transfer Contract for Alanyl Glutamine and Perindopril (the “Perindopril Agreement”), whereby Meisu Jining agreed to transfer the technology, technology information and clinical approvals of the new drugs Alanyl Glutamine and Perindopril to Nantong Cyton in exchange for 5,000,000 RMB to be paid as follows: (i) 2,300,000 RMB within 10 days after the contract coming into effect; (ii) 2,300,000 RMB within 10 days after examination and acceptance; and (iii) 400,000 RMB within 10 days after acquiring clinical research approval of medicine. The amount invoiced by Meisu Jining and paid by DongYing China to date is 3,250,000 RMB and the remaining 1,750,000 RMB has been accrued in the accounts and will be paid upon commencement of commercial production of the product.

The foregoing description of the Perindopril Agreement does not purport to be complete and is qualified in its entirety by reference to the Perindorpil Agreement, which is attached hereto as Exhibit 10.10.

Sources and Availability of Materials

DongYing China uses over 120 different medicinal raw materials and procures its raw materials from various vendors and suppliers in China with no limitation. DongYing China always requires an analysis report for quality control purposes to document each and every medicinal raw material received from third parties as its standard operating procedure.

Customers

DongYing China’s five largest customers are as follows and currently account for 40% of sales revenues:

•	Hainan Zhongyu Medicine Co., Ltd.
•	Jiangsu Huanghe Pharmaceutical Co., Ltd.
•	Suzhou Shentai Medicine Co., Ltd.
•	Taiyuan Tiandong Pharmaceutical Co., Ltd.
•	Beijing Huakang Medicine Co., Ltd.

Employees
DongYing China has over 80 full time employees, 28 of whom have college or higher educations, and 18 research specialists.

Patents

Dr. Lequn Huang and his associates of DongYing China have applied for the following patent for the benefit of DongYing China:

Title	Application No.	Application Date	Status	Patent No.
Atracurium combination of freeze-dried formulation	200710127756	2007.06.26	Filed	CN101084896 (Pending)

Regulatory Environment in China

The SFDA regulates pharmaceutical products in China. DongYing China takes the following steps to gain approval from the SFDA to sell its products in China:

Pre-Clinical Study:  The pre-clinical studies are divided into two parts: the pharmacy study and the pharmaco-toxicological studies. The pharmacy study includes the construction of the expression strain, the potency & Antigenicity studies, the Batch Production Reports, the data from Quality Control and the preliminary stability test. The pharmaco-toxicological studies include the acute toxic study, long-term toxicity, efficacy study, the pharmcokenetics and the other studies. All these study reports need to be submitted to the SFDA for review and evaluation. Meanwhile, DongYing China is required to produce three continuous lots of bulk and final products and send the samples to the National Institute for the Control of Pharmaceutical and Biological Products (the “NICPBP”) for quality inspection. The NICPBP is directly affiliated with the SFDA and its responsibility is for inspecting the quality of new products and vaccines.

Clinical Trial Approval and Conduct: During the period of evaluation, the SFDA may ask DongYing China to submit supplementary documents for further evaluation. If the SFDA is satisfied with everything, then the SFDA may approve the Phase I trial. After the end of the Phase I trial, DongYing China needs to submit the final clinical reports of Phase I trial to the SFDA for their review and evaluation. If no safety issues are visible or detected in the reports, the approvals for the Phase II trial may be issued. The same process occurs in order to receive the approvals for Phase III.

New Drug Certificate & Production License: When the clinical trial is totally completed, DongYing China has to submit all clinical dossiers, including Phase I to Phase III, to the SFDA. Meanwhile the samples of three lots of bulk and final products manufactured in the GMP facilities also need to be submitted to the SFDA for quality inspection. If no serious adverse events are reported, the product showed a good efficacy in the trial, and the bulk and the final products go through the quality inspection, the SFDA may issue the New Drug Certificate & Production License for a new product.

The New Drug Certificate & Production License grants the filing company intellectual property rights to their drug. Chinese administrative protection for the new proprietary drug starts from the date of the issuance of the new drug certificate.

GMP Certificate: The Good Manufacturing Practice (“GMP”) certificate is for the monitoring of drug manufacturers and quality management. After receiving a new drug certificate and production license, the company submits an application for GMP certification. The SFDA will organize a group of specialists to validate the GMP facilities if the facilities satisfy the current GMP requirements. After GMP validation, if qualified, the GMP certificate may be issued. This provides approval for the equipment and control of the manufacturing workshop of the particular drug.

A new drug is only officially approved for sale in the Chinese market once these steps have been completed. The Company believes that the most significant milestone is the new drug certificate.

Estimate of Amounts Spent on Research

Research and development expense are expected to be$40,000USD in 2008, compared to $24,918USD in 2007 and $14,052USD in 2006, which increase is a result of DongYing China’s efforts to enhance product development and improve its manufacturing processes to further reduce production costs.

Environmental Compliance Costs

Our manufacturing operations are subject to numerous laws, regulations, rules and specifications relating to human health and safety and the environment.  These laws and regulations address and regulate, among other matters, wastewater discharge, air quality and the generation, handling, storage, treatment, disposal and transportation of solid and hazardous wastes and releases of hazardous substances into the environment.  In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies, to impose fines and penalties.  We make capital expenditures from time to time to stay in compliance with applicable laws and regulations.

We have obtained all permits and approvals and filed all registrations required for the conduct of our business, except where the failure to obtain any permit or approval or file any registration would not have a material adverse effect on our business, financial condition and results of operations.  We are in compliance in all material respects with the numerous laws, regulations, rules, specifications and permits, approvals and registrations relating to human health and safety and the environment except where noncompliance would not have a material adverse effect on our business, financial condition and results of operations.

The PRC governmental authorities have not revealed any material environmental liability that would have a material adverse effect on us.  We have not been notified by any governmental authority of any continuing noncompliance, liability or other claim in connection with any of our properties or business operations, nor are we aware of any other material environmental condition with respect to any of our properties or arising out of our business operations at any other location.

It is possible that compliance with a new regulatory requirement could impose significant compliance costs on us.  Such costs could have a material adverse effect on our business, financial condition and results of operations.

Risk Factors

Risks Related to the Company

We have a history of operating losses and may never be profitable.

Biopharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. DongYing China has incurred substantial losses since its inception, and it expects to continue to incur losses only in the short term future. DongYing China incurred net losses of $559,343 and $3,444,090 in 2007 and 2006. As of December 31, 2007, the accumulated deficit amounted to $5,434,789. The losses have resulted principally from write-downs of impaired intangible assets related to product rights acquired, research and development costs, sales costs and general and administrative expenses. DongYing China expects to incur additional operating losses in the future if its sales do not increase or if its expenses grow. The losses have had, and are expected to continue to have, an adverse impact on working capital, total assets, stockholders’ equity and cash flow. We cannot assure you that the Company or DongYing China will ever become profitable, or, even if they becomes profitable, that they would be able to sustain or increase their profitability.

We will need additional capital to expand the production capacity for our existing products, to continue development of our product pipeline and to market existing and future products on a large scale, and we cannot guarantee that we will find adequate sources of capital in the future.

We will need to raise further funds from the capital markets to finance expenditures for equipment, intellectual property asset acquisitions, to expand the production capacity for our existing products, to continue the development and commercialization of our product candidates and for other corporate purposes. As of May 31, 2008, we had $262,968 in unrestricted cash. We will need to undertake significant future financings for the following reasons:

•	To proceed with the research and development of other products, including clinical testing relating to new products;
•	To develop or acquire other product candidates, technologies or other lines of business;
•	To establish and expand manufacturing capabilities;
•	To commercialize our products, including the marketing and distribution of new and existing products;
•	To protect our intellectual property;
•	To seek and obtain regulatory approvals; and
•	To finance general and administrative and research activities that are not related to specific products under development.

In the past, DongYing China funded most of its product rights acquisitions, fixed asset acquisitions, research and development and other expenditures through investment of shareholder, grants and debt financing. We intend to raise additional funds in the near future because our current operating and capital resources are expected to be insufficient to meet future requirements.

If we raise additional funds by issuing equity securities, it will result in further dilution to our existing shareholders, because the shares may be sold at a time when the market price is low, and because shares issued in equity financing will normally be sold at a discount to the current market price. Unforeseen problems, including materially negative developments relating to, among other things, product sales, new product rollouts, clinical trials, research and development programs, our strategic relationships, our intellectual property, litigation, regulatory issues in our industry, the Chinese market generally or in general economic conditions, could interfere with our ability to raise additional equity capital or materially adversely affect the terms upon which such funding is available. If we raise additional funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of our common shares, and the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to certain of our technologies, marketing territories, product candidates or products that we would otherwise seek to develop or commercialize ourselves, or be required to grant licenses on terms that are not favorable to us.

We do not know whether additional financing will be available to us on commercially acceptable terms when needed. If adequate funds are not available or are not available on commercially acceptable terms, we may need to downsize or suspend some or all of our operations and may be unable to continue developing our products. In any such event, our ability to bring a product to market and obtain revenues could be delayed, competitors could develop products sooner than us, and we could be forced to relinquish rights to technologies, products or potential products.

Our current business is primarily based on a single product, and we may not be able to generate significant revenue if this product fails.

We generate a significant portion of our revenues from sales of DongYing China’s Cisatracurium Besylate. 67% of DongYing China’s product sales in 2007, and 78% of DongYing China’s product sales recognized to May 31, 2008, were attributable to Cisatracurium Besylate. DongYing China generated revenues of $1,950, $781,400 and $685,998 in sales of Cisatracurium Besylate in 2006, 2007 and the five months ended May 31, 2008, respectively. We expect that sales of Cisatracurium Besylate will continue to comprise a substantial portion of our revenues in the near future. A decrease in Cisatracurium Besylate sales would most likely have an adverse affect on our financial results.

If we are unable to successfully compete in the highly competitive biotechnology industry, our business could be harmed.

We operate in a highly competitive environment, and the competition is expected to increase. Competitors include large pharmaceutical and biotechnology companies and academic research institutions, in each case both within and outside China. Some of these competitors, particularly large pharmaceutical and biotechnology companies, have greater resources than us. New competitors may also enter into the markets where we currently compete. Accordingly, even if we are successful in launching a product, we may find that a competitive product dominates the market for any number of reasons, including:

•	The possibility that the competitor may have launched its product first;
•	The competitor may have greater access to certain raw materials;
•	The competitor may have more efficient manufacturing processes;
•	The competitor may have greater marketing capabilities; or
•	The competitive product may have therapeutic or other advantages.

The technologies applied by our competitors and us are rapidly evolving, and new developments frequently result in price competition and product obsolescence. In addition, we may be impacted by competition from generic forms of our products, substitute products or imports of products from lower priced markets.

Competitors may develop and market bio-pharmaceutical products that are less expensive, more effective or safer, making our products obsolete or uncompetitive.

Some of our competitors and potential competitors have greater product development capabilities and financial, scientific, marketing and human resources than we do. Technological competition from biopharmaceutical companies and biotechnology companies is intense and is expected to increase. Other companies have developed technologies that could be the basis for competitive products. Some of these products have an entirely different approach or means of accomplishing the desired curative effect than products we are developing. Alternative products may be developed that are more effective, work faster and are less costly than our products. Competitors may succeed in developing products earlier than us, obtaining approvals and clearances for such products more rapidly than us, or developing products that are more effective than ours. In addition, other forms of treatment may be competitive with our products. Over time, our technology or products may become obsolete or uncompetitive.

We are controlled by a small number of shareholders and their affiliated entities and their interests may not be aligned with the interests of our other shareholders.

Our directors and executive officers and their affiliates collectively control approximately 25.9% of our outstanding common shares as of September 22 2008 and after the cancellation of the 60,100,500 shares by Mr. Jianguo Wang. These stockholders, if they act together, may be able to influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. The concentration of ownership of these shareholders may discourage, delay or prevent a change in control of the Company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company and might reduce the price of our common shares. These actions may be taken even if they are opposed by our other shareholders. In cases where the interests of our significant shareholders are aligned and they vote together, these shareholders may also have the power to prevent or cause a change in control. In addition, these shareholders could divert business opportunities from us to themselves or others.

If we are unable to obtain the regulatory approvals or clearances that are necessary to commercialize our products, we will have less revenue than expected.

China and other countries impose significant statutory and regulatory obligations upon the manufacture and sale of bio-pharmaceutical products. Each regulatory authority typically has a lengthy approval process in which it examines pre-clinical and clinical data and the facilities in which the product is manufactured. Regulatory submissions must meet complex criteria to demonstrate the safety and efficacy of the ultimate products. Addressing these criteria requires considerable data collection, verification and analysis. We may spend time and money preparing regulatory submissions or applications without assurances as to whether they will be approved on a timely basis or at all.

Our product candidates, some of which are currently in the early stages of development, will require significant additional development and pre-clinical and clinical testing prior to their commercialization. These steps and the process of obtaining required approvals and clearances can be costly and time-consuming. If our potential products are not successfully developed, cannot be proven to be safe and effective through clinical trials, or do not receive applicable regulatory approvals and clearances, or if there are delays in the process:

•	the commercialization of our products could be adversely affected;
•	any competitive advantages of the products could be diminished; and
•	revenues or collaborative milestones from the products could be reduced or delayed.

Governmental and regulatory authorities may approve a product candidate for fewer indications or narrower circumstances than requested or may condition approval on the performance of post-marketing studies for a product candidate. Even if a product receives regulatory approval and clearance, it may later exhibit adverse side effects that limit or prevent its widespread use or that force us to withdraw the product from the market. Any marketed product and its manufacturer, including us, will continue to be subject to strict regulation after approval. Results of post-marketing programs may limit or expand the further marketing of products. Unforeseen problems with an approved product or any violation of regulations could result in restrictions on the product, including its withdrawal from the market and possible civil actions.

Establishing and expanding international operations requires significant management attention.

Substantially all of our current revenues are derived from China. We intend to expand our operations internationally into Southeast Asia and the United States, which, if not planned and managed properly, could materially adversely affect our business, financial condition and operating results. Expanding internationally exposes us to legal uncertainties, new regulatory requirements, liability, export and import restrictions, tariffs and other trade barriers, difficulties in managing operations across disparate geographic areas, foreign currency fluctuations, dependence on local distributors and potential disruptions in sales or manufacturing. We may also face challenges in protecting our intellectual property or avoiding infringement of others’ rights, and in complying with potentially uncertain or adverse tax laws.

We rely on vendors to supply ingredients for our products.

Regulatory authorities also periodically inspect manufacturing facilities, including third parties who provide ingredients to us, and may challenge their quality, qualifications or competence. Pharmaceutical manufacturing facilities must comply with applicable good manufacturing practice standards, and manufacturers usually must invest substantial funds, time and effort to ensure full compliance with these standards and make quality products. We do not have control over our vendors’ compliance with these requirements. Failure to comply with regulatory requirements can result in sanctions, fines, delays, suspension of approvals, seizures or recalls of products, operating restrictions, manufacturing interruptions, costly corrective actions, injunctions, adverse publicity against us and our products and criminal prosecutions.

If we are unable to obtain sufficient supplies of ingredients, if climatic or environmental conditions adversely affect them or if they increase significantly in price, our business would be seriously harmed. If any of our current or future third-party suppliers cease to supply products in the quantity and quality we need to produce our products, or if they are unable to comply with applicable regulations, the qualification of other suppliers could be a lengthy process, and there may not be adequate alternatives to meet our needs. As a result, we may not be able to obtain the necessary ingredients used in our products in the future on a timely basis, if at all. This would negatively affect our business.

Our drug-development program depends upon third-party research scientists who are out of our control.

We depend upon independent investigators and collaborators, such as universities and medical institutions, to conduct our pre-clinical and clinical trials under agreements with us. These collaborators are not our employees and we cannot control the amount or timing of resources that they devote to our programs. These investigators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our drug-development programs, or if their performance is substandard, the approval of our applications, if any, and our introduction of new drugs, if any, will be delayed. These collaborators may also have relationships with other commercial entities, some of whom may compete with us. If our collaborators assist our competitors at our expense, our competitive position would be harmed.

We could be subject to costly and time-consuming product liability actions for the sale of our products in countries other than China.

DongYing China’s product line includes skeletal muscular relaxants and antibiotics. If DongYing China markets its products in countries other than China and the products fail to function as anticipated, whether as a result of the design of these products, unanticipated health consequences or side effects, or misuse or mishandling by third parties of such products or because of faulty or contaminated supplies, we could be subject to product liability lawsuits in countries other than in China. Any product liability claim brought against us, with or without merit, could have a material adverse effect on us. Even a meritless or unsuccessful product liability claim could be time consuming, expensive to defend, and could result in the diversion of management’s attention from managing our core business or result in associated negative publicity.

If we expand our business activities outside of China, we may be exposed to potential product liability risks that are inherent in the testing, manufacturing and marketing of biopharmaceutical products. We cannot be certain that we will be able to obtain and maintain adequate product liability insurance at a reasonable cost for potential business activities outside of China. We currently do not have any clinical trial insurance for our clinical trials because such coverage is not available in mainland China. Any insurance coverage that we may obtain for any business activities outside of China may not be sufficient to satisfy any liability resulting from product liability claims. A successful product liability claim or series of claims for business activities outside of China could have a material adverse impact on our business, financial condition and results of operations.

If we market and sell our products outside of China, then we may incur substantial liabilities and be required to limit commercialization of our products in response to product liability lawsuits.

The marketing and sale of our products in countries other than China entails inherent risks of product liability. As a manufacturer of products designed for human application, we may be subject to product liability claims that use of our products has resulted in injury in countries other than China. Previously unknown adverse reactions resulting from human use of our products could occur. We may be held liable if serious adverse reactions result from the use of our products. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities and damage to our commercial reputation, or be required to limit commercialization of our products. Our inability to obtain sufficient product liability insurance outside China at acceptable cost against claims could prevent or inhibit commercialization of our products outside China. We may not be able to obtain insurance at reasonable cost, if at all. If we obtain insurance in the future, it may not adequately compensate us for all losses that we may incur, which could have a material adverse effect on our business.

We depend on our key personnel, the loss of whom would adversely affect our operations. If we fail to attract and retain the talent required for our business, our business will be materially harmed.

We are a small company with over 80 full-time employees as of July 31, 2008, and we depend to a great extent on principal members of our management and scientific staff. If we lose the services of any key personnel, in particular, Dr. Huang, our President and Chief Executive Officer, it could significantly impede the achievement of our research and development objectives and delay our product development programs and the approval and commercialization of our product candidates. We do not currently have any key man life insurance policies. In addition, recruiting and retaining qualified scientific, technical and managerial personnel and research partners will be critical to our success. Competition among biopharmaceutical and biotechnology companies for qualified employees in China is intense and turnover rates are high. There is currently a shortage of employees in China with expertise in our areas of research and clinical and regulatory affairs, and this shortage is likely to continue. We may not be able to retain existing personnel or attract and retain qualified staff in the future. If we fail to hire and retain personnel in key positions, we may be unable to develop or commercialize our product candidates in a timely manner.

We may encounter difficulties in managing our growth, which could adversely affect our results of operations.

DongYing China has experienced a period of rapid and substantial growth that has taken place and, if such growth continues, it will continue to place a strain on our administrative and operational infrastructure. If we are unable to manage this growth effectively, our business, results of operations or financial condition may be materially and adversely affected. Our ability to manage our operations and growth effectively requires us to continue to improve our operational, financial and management controls, reporting systems and procedures and hiring programs. We may not be able to successfully implement these required improvements.

We may face difficulties in achieving and maintaining widespread market acceptance for our pharmaceutical products and any future pharmaceutical product candidates.

If any of our products or product candidates for which we receive regulatory approval do not achieve broad market acceptance, the revenues that we generate from their sales will be limited.

The commercial success of any of our products or product candidates for which we obtain marketing approval from regulatory authorities will depend upon the acceptance of these products by the medical community, including physicians, patients and healthcare payors. The degree of market acceptance of any of our approved products will depend on a number of factors, including:

•	demonstration of clinical safety and efficacy compared to other products;
•	the relative convenience and ease of administration;
•	the prevalence and severity of any adverse side effects;
•	limitations or warnings contained in a product’s approved labeling;
•	availability of alternative treatments, including, a number of competitive products already approved or expected to be commercially launched in the near future;
•	pricing and cost effectiveness;
•	the effectiveness of our or any future collaborators’ sales and marketing strategies;
•	our ability to obtain sufficient third-party coverage or reimbursement; and
•	the willingness of patients to pay out of pocket in the absence of third-party coverage.

If any of our products or approved product candidates do not achieve an adequate level of acceptance by physicians, healthcare payors and patients, we may not generate sufficient revenue from these products, and we may not become or remain profitable. In addition, our efforts to educate the medical community and third-party payors on the benefits of our product candidates may require significant resources and may never be successful.

Moreover, even if any of our products or product candidates receive marketing approval, we or others may later identify undesirable side effects caused by the product, and in that event a number of potentially significant negative consequences could result, including but not limited to:

•	regulatory authorities may withdraw their approval of the product;
•	regulatory authorities may require the addition of labeling statements, such as warnings or contraindications;
•	we may be required to change the way the product is administered, conduct additional clinical trials or change the labeling of the product; and
•	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the affected product or product candidate and could substantially increase the costs of commercializing our other products or product candidates.

We may have difficulties in developing future pharmaceutical products.

Our product candidates are prone to the risks of failure inherent in drug development. Before obtaining regulatory approvals for the commercial sale of any product candidate for a target indication we must demonstrate with substantial evidence gathered in well-controlled clinical trials and to the satisfaction of regulatory authorities that the product candidate is safe and effective for use for that target indication.

Despite our efforts, our product candidates may not:

•	offer therapeutic or other improvement over existing, comparable drugs;
•	be proven safe and effective in clinical trials;
•	meet applicable regulatory standards;
•	be capable of being produced in commercial quantities at acceptable costs; or
•	be successfully commercialized.

Positive results in preclinical studies of a product candidate may not be predictive of similar results in humans during clinical trials, and promising results from early clinical trials of a product candidate may not be replicated in later clinical trials. Interim results of a clinical trial do not necessarily predict final results. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in early-stage development. Accordingly, the results from completed preclinical studies and clinical trials may not be predictive of the results we may obtain in later stage trials. Our preclinical studies or clinical trials may produce negative or inclusive results, and we may decide, or regulators may require us, to conduct additional preclinical studies or clinical trials.

Undesirable side effects caused by our product candidates could cause us, regulatory authorities or institutional review boards to interrupt, delay or halt clinical trials and could result in the denial of regulatory approval.

Management is inexperienced in running a U.S. public company.

We are managed by a management team that is relatively unfamiliar with the capital market and the processes by which a U.S. public company should be managed and operated. Management is currently making efforts to familiarize itself with the relevant laws, rules and regulations and market practice, but there can be no assurance that it can master the relevant knowledge and skills and set up the required systems in time to prevent mistakes and to meet shareholder and market expectations.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

PRC companies historically have not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and computer, financial and other control systems. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet standards required of U.S. public companies. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act. Any such deficiencies, weaknesses or lack of compliance could have a material adverse effect on our business.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products. As a result, we do not have any property or casualty insurance coverage for our facilities or business liability insurance coverage for our operations. If we incur any losses, we will have to bear those losses without any assistance. As a result, we may not have sufficient capital to cover material damage to, or the loss of, our manufacturing facilities due to fire, severe weather, flood or other causes, and such damage or loss would have a material adverse effect on our financial condition, business and prospects.

We do not plan to declare or pay any dividends to our shareholders in the near future.

Neither the Company nor Dongying BVI declared any dividends for their respective fiscal year ends. The combined company does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

We are a holding company and rely on the receipt of dividends from our operating subsidiaries. We may encounter limitations on the ability of our subsidiaries to pay dividends to us.

As a holding company, we have no direct business operations other than the ownership of our operating subsidiaries. Our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions relating to doing business in China. If future dividends are paid in Renminbi, fluctuations in the exchange rate for the conversion of Renminbi into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

We may not be able to achieve the benefits we expect to result from the Share Exchange.

We may not realize the benefits that we hoped to derive as a result of the September 2008 share exchange, which include:

•	access to the capital markets of the United States;
•	the increased market liquidity expected to result from exchanging stock in a private company for securities of a public company that are publicly traded;
•	the ability to use securities to make acquisition of assets or businesses;
•	increased visibility in the financial community;
•	enhanced access to the capital markets;
•	improved transparency of operations; and
•	perceived credibility and enhanced corporate image of being a publicly traded company.

In addition, the attention and effort devoted to achieving the benefits of the share exchange and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from operational issues, which could materially and adversely affect our operating results or stock price in the future.

There are substantial risks of lack of liquidity and volatility risks.

Currently, the Company’s common stock is quoted in the OTC Bulletin Board (the “OTCBB”) market under the symbol “SNBP”. The liquidity of our common stock may be very limited and affected by its limited trading market. The OTCBB market is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses and volatilities and shorting. There is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders.  Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our common stock may be limited and sporadic.  As a result of such trading activity, the quoted price for our common stock on the OTCBB may not necessarily be a reliable indicator of its fair market value.  In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotations as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

We may be subject to the risks inherent in a penny stock.

The Company’s common stock may be subject to regulations prescribed by the SEC relating to “penny stock.”  The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions.  If the Company’s common stock meets the definition of a penny stock, it will be subject to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors - generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse).

Risks Related To Government Regulation

We can only sell products that have received regulatory approval and many factors affect our ability to obtain such approvals.

Pre-clinical and clinical trials of our products, and the manufacturing and marketing of our technologies, are subject to extensive, costly and rigorous regulation by governmental authorities in China and in other countries. Even if we complete preclinical and clinical trials successfully, we may not be able to obtain applicable regulatory approvals. We cannot market any product candidate until we have both completed our clinical trials and obtained the necessary regulatory approvals for that product candidate.

Conducting clinical trials and obtaining regulatory approvals are uncertain, time consuming and expensive processes. The process of obtaining required regulatory approvals from the SFDA, and other regulatory authorities often takes many years to complete and can vary significantly based on the type, complexity and novelty of the product candidates.

There can be no assurance that all of the clinical trials pertaining to our products in development will be completed within the time frames anticipated by us. We could encounter difficulties in enrolling such drugs for trials or encounter setbacks during the conduct of trials that result in delays or trial cancellation. Data obtained from preclinical and clinical studies are subject to varying interpretations that could delay, limit or prevent regulatory approval, and failure to observe regulatory requirements or inadequate manufacturing processes are examples of other problems that could prevent approval. In addition, we may encounter delays or rejections in the event of additional government regulations from future legislation, administrative action or changes in the SFDA’s policies or if unforeseen health risks become an issue with the participants of clinical trials. Clinical trials may also fail at any stage of testing. Results of early trials frequently do not predict results of later trials, and acceptable results in early trials may not be repeated. For these reasons, we do not know whether regulatory authorities will grant approval for any of our product candidates in the future.

Delays in obtaining the SFDA’s or foreign approval of our products could result in substantial additional costs and adversely affect our ability to compete with other companies. Even if regulatory approval is ultimately granted, there can be no assurance that we can maintain the approval or that the approval will not be withdrawn. Any approval received may also restrict the intended use and marketing of the product we want to commercialize.

Outside China, our ability to market any of our potential products is contingent upon receiving marketing authorizations from the appropriate regulatory authorities. These foreign regulatory approval processes include all of the risks associated with the SFDA approval process described above and may include additional risks.

We may not be able to comply with applicable GMP requirements and other regulatory requirements, which could have a material adverse affect on our business, financial condition and results of operations.

We are required to comply with applicable GMP regulations, which include requirements relating to quality control and quality assurance as well as corresponding maintenance, record-keeping and documentation standards. Manufacturing facilities must be approved by governmental authorities before we can use them to commercially manufacture our products and are subject to inspection by regulatory agencies.

If we fail to comply with applicable regulatory requirements, including following any product approval, we may be subject to sanctions, including:

•	Fines;
•	Product recalls or seizure;
•	Injunctions;
•	Refusal of regulatory agencies to review pending market approval applications or supplements to approval applications;
•	Total or partial suspension of production;
•	Civil penalties;
•	Withdrawals of previously approved marketing applications; or
•	Criminal prosecution.

Failure to comply with the U.S. Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Chinese companies and some other foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC, and our executive officers and employees have not been subject to the U.S. Foreign Corrupt Practices Act prior to the completion of the share exchange in September 2008. We can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

A recent campaign imposed by the Chinese government against the export of unsafe and substandard products, could hinder our ability to export our products internationally.

In August 2007, China’s Administration of Quality Supervision, Inspection and Quarantine (“AQSIQ”) announced an ongoing national campaign in China against unsafe food and substandard products. The special campaign against poor product quality was launched in response to a series of safety scares involving Chinese products worldwide. The campaign set 20 detailed goals, including twelve “100 percents”. The campaign, which was originally scheduled to finish at the end of 2007, is currently scheduled to continue throughout 2008.

As a result of this campaign by the AQSIQ, there has been a general slow-down and backlog of export clearances for certain Chinese consumer products. If we seek to export our products in the future, we may experience significant delays in obtaining export clearances.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our new management team.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our new management team, which has no prior experience operating a U.S. public company, will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of a public company’s internal control over financial reporting, and attestation of this assessment by the public company’s independent registered public accountants.  We believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2008 fiscal year and the attestation requirement of management’s assessment by our independent registered public accountants will first apply to our annual report for the 2009 fiscal year. The standards that must be met for management to assess the internal control over financial reporting are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Risks Related To Our Intellectual Property

If we are unable to protect our intellectual property, we may not be able to operate our business profitably.

Our success depends, in part, on our ability to protect our proprietary technologies. We try to protect the technology that we consider important to our business by filing Chinese patent applications and relying on trade secret and pharmaceutical regulatory protection.

In addition to patents, we rely on trade secrets and proprietary know-how to protect our intellectual property. We have entered into confidentiality agreements (which include, in the case of employees, non-competition provisions) with the majority of our employees and all our advisors. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of our employees, the agreements provide that all of the technology which is conceived by the individual during the course of employment is our exclusive property. These agreements may not provide meaningful protection or adequate remedies in the event of unauthorized use or disclosure of our proprietary information. In addition, it is possible that third parties could independently develop proprietary information and techniques substantially similar to ours or otherwise gain access to our trade secrets.

We cannot assure you that our current or potential competitors, many of which have substantial resources and may have made substantive investments in competing technologies, do not have and will not develop products that compete directly with our products despite our intellectual property rights.

Intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. For example, implementation and enforcement of Chinese intellectual property-related laws have historically been deficient and ineffective and may be hampered by corruption and local protectionism. Policing unauthorized use of proprietary technology is difficult and expensive, and we might need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. The experience and capabilities of Chinese courts in handling intellectual property litigation varies, and outcomes are unpredictable. Further, such litigation may require significant expenditure of cash and management efforts and could harm our business, financial condition and results of operations. An adverse determination in any such litigation could materially impair our intellectual property rights and may harm our business, prospects and reputation.

We may depend on market exclusivity for certain of our products, which will afford us less protection than patents.

Assuming regulatory approvals are obtained, our ability to successfully commercialize certain drugs may depend on the availability of market exclusivity under Chinese law, which provides protection for certain new products. Under China’s former Regulation on the Protection of New Pharmaceuticals and Technology Transfer, new drugs were afforded exclusivity protection of six, eight or twelve years, depending on the category of the drug in question. During the protection period, the SFDA would not accept third parties’ applications for manufacturing the drug under protection.

After China joined the WTO in 2001, the Chinese government amended and implemented many laws and regulations in the area of pharmaceuticals. Currently, the Drug Administration Law, Implementing Regulations on Drug Administration and Drug Registration Regulation are the primary laws and regulations governing the exclusive protection regime for new drugs.

The Implementing Regulations on Drug Administration provide that the SFDA may establish a monitoring period for up to five years for certain new drugs to monitor the safety of these products. During the monitoring period, the SFDA will not accept third parties’ applications for manufacturing or importing the same drug. The SFDA’s regulations provide that the monitoring period shall be 3, 4 or 5 years. The SFDA determines the availability and length of the monitoring period depending on the approval conditions of the same or similar drugs in China and in overseas markets. According to the Regulations on the Drug Registration promulgated by the SFDA in 2005, in case there is more than one application for the same new drug pending, after the issuance of the first production license afforded with a monitoring period, the other co-pending applications should be rejected unless a clinical trial application has been approved.

If our products infringe the intellectual property rights of third parties, we may incur substantial liabilities, and we may be unable to sell these products.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Patent applications are maintained incognito until their publication 18 months from the filing date. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications are filed. China, similar to many other countries, adopts the first-to-file system under which whoever first files a patent application (instead of the one who makes first actual discoveries) will be awarded patent. Even after reasonable investigation we may not know with certainty whether we have infringed upon a third-party’s patent because such third-party may have filed a patent application without our knowledge while we are still developing that product. If a third-party claims that we infringe upon its proprietary rights, any of the following may occur:

•	We may become involved in time-consuming and expensive litigation, even if the claim is without merit;
•	We may become liable for substantial damages for past infringement if a court decides that our technology infringes upon a competitor’s patent;
•
A court may prohibit us from selling or licensing our product without a license from the patent holder, which may not be available on commercially acceptable terms, if at all, or which may require us to pay substantial royalties or grant cross licenses to our patents, and

•	We may have to reformulate our product so that it does not infringe upon others’ patent rights, which may not be possible or could be very expensive and time-consuming.

If any of these events occurs, our business will suffer and the market price of our common shares could decline.

Our products will be adversely affected if we are unable to protect proprietary rights or operate without infringing the proprietary rights of others.

The profitability of our products will depend in part on our ability to obtain and maintain protection for our intellectual property rights, such as patents, licenses and trade secrets, and the period our intellectual property remains exclusive. We must also operate without infringing on the proprietary rights of third parties and without third parties circumventing our rights. The proprietary rights of enterprises such as ours are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved. In addition, the scope of the originally claimed subject matter in a patent application can be significantly reduced before a patent is issued. The biotechnology patent situation outside the U.S. is even more uncertain, is currently undergoing review and revision in many countries, and may not protect our intellectual property rights to the same extent as the laws of the U.S. Because patent applications are maintained in secrecy in some cases, we cannot be certain that we or our licensors are the first creators of inventions described in our pending patent applications or patents or the first to file patent applications for such inventions. Other companies may independently develop similar products and design around any patented or proprietary products we develop. We cannot assure you that:

•	any of our applications for patent or exclusivity will result in their issuance;
•	we will develop additional patentable or proprietary products;
•	the patents or exclusive rights we have been issued will provide us with any competitive advantages;
•	the patents of others will not impede our ability to do business; or
•	third parties will not be able to circumvent our patents or proprietary rights.

Risks Related To Doing Business in China

Adverse changes in political, economic and other policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

All of our business operations are conducted in China, and all of our sales are currently made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	The extent of government involvement;
•	The level of development;
•	The growth rate;
•	The control of foreign exchange;
•	The allocation of resources;
•	An evolving regulatory system; and
•	Lack of sufficient transparency in the regulatory process.

While the Chinese economy has experienced significant growth in the past 20 years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China are still owned by the Chinese government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in decreased expenditures by hospitals and other users of our products, which in turn could reduce demand for our products.

Moreover, the political relationship between the United States, Europe, or other Asian nations and China is subject to sudden fluctuation and periodic tension. Changes in political conditions in China and changes in the state of foreign relations are difficult to predict and could adversely affect our operations or cause our products to become less attractive. This could lead to a decline in our profitability.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on overall economic growth and the level of healthcare investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

Future changes in laws, regulations or enforcement policies in China could adversely affect our business.

Laws, regulations and enforcement policies in China, including those regulating our business, are evolving and subject to future change. Future changes in laws, regulations or administrative interpretations, or stricter enforcement policies by the Chinese government, could impose more stringent requirements on us, including fines or other penalties. Changes in applicable laws and regulations may also increase our operating costs. Compliance with such requirements could impose substantial additional costs or otherwise have a material adverse effect on our business, financial condition and results of operations. These changes may relax some requirements, which could be beneficial to our competitors or could lower market entry barriers and increase competition. Further, regulatory agencies in China may periodically, and sometimes abruptly, change their enforcement practice. Therefore, prior enforcement activity, or lack of enforcement activity, is not necessarily predictive of future actions. Any enforcement actions against us could have a material and adverse effect on us and the market price of our common shares. In addition, any litigation or governmental investigation or enforcement proceedings in China may be protracted and may result in substantial cost and diversion of resources and management attention, negative publicity, damage to our reputation and decline in the price of our common shares.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

In the last 20 years, despite a process of devolution of regulatory control to provincial and local levels and resulting economic autonomy and private economic activities, the Chinese central government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision to adjust economic policies or even to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Fluctuation in the value of the Renminbi yuan may have a material adverse effect on your investment.

The value of the Renminbi yuan (“Renminbi”) against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The conversion of Renminbi into foreign currencies, including U.S. dollars, has historically been set by the People’s Bank of China. On July 21, 2005, the Chinese government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a band against a basket of certain foreign currencies. This change in policy resulted initially in an approximately 2.0% appreciation in the value of the Renminbi against the U.S. dollar. Since the adoption of this new policy, the value of Renminbi against the U.S. dollar has fluctuated on a daily basis within narrow ranges, but overall has continued to strengthen against the U.S. dollar. There remains significant international pressure on the Chinese government to further liberalize its currency policy, which could result in a further and more significant appreciation or depreciation in the value of the Renminbi against the U.S. dollar. Any significant revaluation of the Renminbi may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on, our common shares in foreign currency terms. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would reduce the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making dividend payments on our common shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would reduce the U.S. dollar amount available to us.

Under the new EIT Law, we may be classified a “resident enterprise” for PRC tax purposes, which may subject us to PRC enterprise income tax for any dividends we receive from our Chinese subsidiaries and to PRC income tax withholding for any dividends we pay to our non-PRC shareholders.

On March 16, 2007, the National People’s Congress promulgated the Law of the People’s Republic of China on Enterprise Income Tax, or the new EIT Law, which became effective on January 1, 2008. In accordance with the new EIT Law, the corporate income tax rate is set at 25% for all enterprises. However, certain industries and projects, such as enterprises with foreign investors, may enjoy favorable tax treatment pursuant to the new EIT Law and its implementing rules.

Under the new EIT Law, an enterprise established outside of China whose “de facto management bodies” are located in China is considered a “resident enterprise” and is subject to the 25% enterprise income tax rate on its worldwide income. The new EIT Law and its implementing rules are relatively new, and currently, no official interpretation or application of this new “resident enterprise” classification is available. Therefore, it is unclear how tax authorities will determine the tax residency of enterprises established outside of China.

Most of our management is currently based in China. If the PRC tax authorities determine that our U.S. holding company is a “resident enterprise” for PRC enterprise income tax purposes, we may be subject to an enterprise income tax rate of 25% on our worldwide taxable income. The “resident enterprise” classification also could subject us to a 10% withholding tax on any dividends we pay to our non-PRC shareholders if the relevant PRC authorities determine that such income is PRC-sourced income. In addition to the uncertainties regarding the interpretation and application of the new “resident enterprise” classification, the new EIT Law may change in the future, possibly with retroactive effect. If we are classified as a “resident enterprise” and we incur these tax liabilities, our net income will decrease accordingly.

It may be difficult to effect service of process and enforcement of legal judgments upon Dongying BVI and some of our officers and directors because they reside outside the United States.

As Dongying BVI’s operations are presently based in China and some of our directors and officers reside in China, service of process on Dongying BVI and such directors and officers may be difficult to effect within the United States.  Also, substantially all of Dongying BVI’s assets are located in China and any judgment obtained in the United States against Dongying BVI may not be enforceable outside the United States.

Since all of Dongying BVI’s assets are located in China, any dividends of proceeds from liquidation is subject to the approval of the relevant Chinese government agencies.

Dongying BVI’s assets are located inside China. Under the laws governing foreign invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for investors in case of dividend payment and liquidation.

The Company is required to be in compliance with the registered capital requirements of China.

Under the company law of China, the combined company will be required to contribute a certain amount of “registered capital” to its wholly owned subsidiary. By law, Dongying BVI and its subsidiaries are required to contribute at least 10% of after tax net income (as determined in accordance with Chinese GAAP) into a statutory surplus reserve until the reserve is equal to 50% of Dongying BVI and its subsidiaries’ registered capital, and between 5% and 10% of its after tax net income, as determined by Dongying BVI’s board of directors, into a public welfare fund. These reserve funds are recorded as part of shareholders' equity but are not available for distribution to shareholders other than in the case of liquidation. As a result of this requirement, the amount of net income available for distribution to shareholders will be limited.

Financial Information

Attached to this Form 8-K/A-1 are the audited consolidated financial statements for the fiscal years ended December 31, 2007, and December 31, 2006 for Big Global Limited and its subsidiary, DongYing China, and the unaudited consolidated financial statements for the five month period ended May 31, 2008, of Dongying BVI, its subsidiary Big Global Limited, and Big Global Limited’s subsidiary, DongYing China (collectively, the “Consolidated Financial Statements”).

Management’s Discussion and Analysis

As a result of the share exchange or “reverse acquisition” transaction consummated on September 22, 2008, Sinobiopharma, Inc. became a holding company conducting operations through one indirect operating subsidiary: DongYing (Jiangsu) Pharmaceutical Co., Ltd. (“DongYing China”), a company operating in China. A wholly owned subsidiary of the Company, Dongying Pharmaceutical Co, Limited (“Dongying BVI”), owns 100% of the capital stock of Big Global Limited (“Big Global”), which in turn owns 100% of the capital stock of DongYing China.

For accounting purposes, the share exchange transaction is treated as a reverse acquisition with Dongying BVI as the acquirer and Sinobiopharma, Inc. as the acquired party. As a result, the Company is deemed to be a continuation of the business of Dongying BVI. Accordingly, the accompanying consolidated financial statements are those of the accounting acquirer (Dongying BVI).

The following discussion provided by Dongying BVI’s management, is based on the consolidated results of operations for the years ended December 31, 2007, and December 31, 2006, and the five month period ended May 31, 2008, and should be read in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere herein.

The discussion and analysis of Dongying BVI’s financial condition and results of operations are based upon the Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements required Dongying BVI to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an on-going basis, Dongying BVI evaluates these estimates, including those related to useful lives of real estate assets, cost reimbursement income, bad debts, impairment, contingencies and litigation. Dongying BVI bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from those estimates.

This current report that we are filing with the SEC contains statements that are considered forward-looking statements. Forward-looking statements give the Company’s current expectations, plans, objectives, assumptions or forecasts of future events. All statements other than statements of current or historical fact contained in this report, including statements regarding the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plans,” “potential,” “projects,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” and similar expressions. These statements are based on the Company’s current plans and are subject to risks and uncertainties, and as such the Company’s actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. Any or all of the forward-looking statements in this report may turn out to be inaccurate and as such, you should not place undue reliance on these forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. The forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and assumptions due to a number of factors, including:

•	dependence on key personnel;

•	competitive factors;

•	degree of success of research and development programs

•	the operation of our business; and

•	general economic conditions in the United States and China

These forward-looking statements speak only as of the date on which they are made, and except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this report.

Overview

Dongying BVI was incorporated pursuant to the laws of the British Virgin Islands on January 29, 2008. As a result of the closing of the Share Exchange Agreement, the Company is the sole shareholder of Dongying BVI. Dongying BVI’s sole director is Dr. Lequn Lee Huang. On May 13, 2008, Dongying BVI purchased the sole common share of Big Global Limited from Dr. Lequn Lee Huang in exchange for payment of $1.00HK.

Dongying BVI is a holding company that conducts its business through it subsidiary, Big Global Limited, which, in turn conducts its business through DongYing China.

Big Global Limited was incorporated pursuant to the laws of Hong Kong on November 26, 2007. Dongying BVI is the sole shareholder of Big Global Limited and Dr. Lequn Lee Huang is the sole director of the Company. Pursuant to an equity transfer contract between Big Global Limited and Cyton International, Inc., a company incorporated pursuant to the laws of Connecticut, USA, dated December 10, 2007, Big Global Limited acquired 100% of the registered capital of DongYing China in exchange for the payment of US$1.00. As Cyton International, Inc. was merely a nominee shareholder for Dr. Lequn Huang, there was no change of beneficial ownership of DongYing China.

DongYing China was incorporated pursuant to the laws of China on September 29, 2003, under the name Nantong Dongying Pharmaceutical Co., Ltd. DongYing China changed its name to Dongying (Jiangsu) Pharmaceutical Co., Ltd. effective October 11, 2004.

DongYing China is engaged in the research, development, manufacture and marketing of biopharmaceutical products in China. DongYing China has developed and applied for a patent on a new method for synthesis of active pharmaceutical ingredient (API) and innovative drug delivery (new formulation) that dramatically reduces the time and cost of drug development. DongYing China’s current therapeutic focus is on anesthesia-assisted agents and cardiovascular drugs. DongYing China’s R&D focus is new, innovative methods of synthesizing compounds more rapidly at lower cost, and/or improved drug formulation with enhanced usability.

Results of Operations

The following discussion is based on the consolidated results of operations of Dongying BVI, its subsidiary, Big Global Limited, and Big Global Limited’s subsidiary, DongYing China.

The Company’s operations consist solely of the operations of DongYing China. DongYing China had net losses from operations of $3,444,090 in 2006 and $559,343 in 2007 and net income from operations of $41,147 for the five months ended May 31, 2008.

DongYing China commenced sales in 2006 and has experienced growth in sales since then. DongYing China had sales revenue of $119,817 and cost of sales of $71,872 in 2006, sales revenue of $1,167,495 and cost of sales of $935,476 in 2007 and sales revenue of $879,891 and cost of sales of $434,321 in the five months ended May 31, 2008. Growth in sales is due to growth in sales volume as DongYing China’s products are becoming known in the Chinese market. The Cisatracurium Besylate product was introduced late in 2006 and had minimal sales in 2006. Cisatracurium Besylate accounted for $781,400 of sales revenue and $515,907 in cost of sales in 2007 and $685,998 of sales revenue and $239,769 in cost of sales for the five months ended May 31, 2008. Sales of Perphenazine accounted for sales revenue of $109,269 and cost of sales of $47,746 in 2006, $231,502 of sales revenue and $209,785 in cost of sales in 2007 and $94,108 of sales revenue and $95,668 in cost of sales for the five months ended May 31, 2008. Sales of Clindamycin Hydrochloride accounted for sales revenue of $8,598 and cost of sales of $20,978 in 2006, $154,594 of sales revenue and $209,785 in cost of sales in 2007 and $99,785 of sales revenue and $98,884 in cost of sales for the five months ended May 31, 2008.

The Perphenazine product has been discontinued as of May 2008 due to the increased competition producing this product, which has resulted in lower sales prices for such product and a negative profit margin for DongYing China at this time.

Dong Ying China had operating expenses of $3,524,823 in 2006, of which $3,042,045 were due to write-down of impaired intangible assets (product rights). Other significant expenses were general and administrative expenses of $162,564, depreciation of fixed assets and amortization of intangible assets totaling $112,588, and interest expense of $126,072 due to amortization of loan discount.

DongYing China had operating expenses of $1,040,414 in 2007, of which $376,972 were due to write-down of impaired intangible assets (product rights). Other significant expenses were general and administrative expenses of $281,362, depreciation of fixed assets and amortization of intangible assets totaling $126,913, and interest expense of $146,808 due to amortization of loan discount and imputed interest on loans from the shareholder.

DongYing China had operating expenses of $409,889 in the five months ended May 31, 2008. The largest expense categories were general and administrative expenses of $120,917 and interest expense of $91,200 due to amortization of loan discount and imputed interest on loans from the shareholder.

DongYing China recognized a gain on debt renegotiation in 2007 which arose due to the calculation of the discounted present value of the no-interest loan upon the extension of the due date of the loan from March 2007 to December 31, 2008. DongYing China recognized a gain on loan discount in the five months ended May 31, 2008 which arose due to the calculation of the discounted present value of a new no-interest loan received March 31, 2008 and expected to be repaid December 31, 2008. The discounts on the loans are amortized to interest expense over the period of the loans, resulting in the interest expense mentioned above.

Liquidity and Capital Resources

The operations of DongYing China are located in China, and its accounting records are maintained in Chinese Renminbi Yuan. The functional currency is the Chinese Renminbi Yuan. For financial reporting purposes, assets and liabilities denominated in the functional currency are translated into U.S. Dollars at the rate in effect at the balance sheet date. Exchange rates in effect at December 31, 2006 and 2007 and May 31, 2008 were US$0.1281, US$0.1369 and US$0.1440 per Renminbi Yuan, respectively.

As at May 31, 2008, Dongying BVI had accumulated deficit of $5,393,642.

Dongying BVI had cash and cash equivalents of $262,968 as of May 31, 2008 (compared to $150,518 as at December 31, 2007). Dongying BVI’s working capital deficiency as of May 31, 2008 was $4,029,798 (compared to working capital deficiency of $3,917,711 as at December 31, 2007, $2,598,707 as at December 31, 2006). The increase in working capital deficit was a result of operating losses and acquisitions of long-term assets.

DongYing China has a loan repayment obligation of $2,458,909 to be paid by December 31, 2008. DongYing China has also been loaned money by the shareholder, and this loan has no interest or repayment terms.

DongYing China has a verbal arrangement for a right of first refusal to acquire rights to products developed by two companies partially owned by Dr. Lequn Lee Huang. Prices and payment terms for such acquisitions, if they materialize, are subject to negotiation between the parties at the time.

Dongying BVI’s primary source of funds to date included the initial investment in registered capital of DongYing China of $5,000,000, cash flow from operations, the loan from Jiangsu Province Nantong Economic and Technology Development Zone Administration and shareholder’s loans. Management considers working capital and borrowing capabilities adequate to cover Dongying BVI’s planned operations and capital requirements.

On July 2, 2008, Sinobiopharma received gross proceeds of $20,000 from one investor for the subscription of 20,000 shares of common stock of Sinobiopharma at a price of $1.00 per share.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Properties

DongYing China’s headquarters and 30,000 square meters (approximately 322,917.31 square feet) GMP certified production facilities are located in the Nantong Economic and Technology Development Zone, which qualifies DongYing China for an income tax holiday in 2008 and 2009 and a 50% reduction in income taxes for 2010, 2011 and 2012. DongYing China’s R&D labs are located in Nanjing, China.

DongYing China’s headquarters and production facilities are subject to the Development Agreement with the Jiangsu Province Nantong Economic and Technology Development Zone Administration. See “Business of the Company - Material Contracts” above for the terms of the Development Agreement.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of September 24, 2008, regarding beneficial ownership of common stock of the Company by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each current director, nominee and executive officer of the Company and (iii) all current officers and directors as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the SEC. Except as otherwise indicated below, the shareholders listed possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership		Percent of Common Stock(1)

Dr. Lequn Lee Huang	President, CEO,	10,800,000	(2)	13.52%
P.O. Box 876	CFO, Treasurer and
North Haven, CT	director
USA

Xuejun Chen	Senior Vice	7,500,000	(3)	9.39%
1-1808 Songshan St.	President and
No. 121	director
Nanjing City
Jiangsu Province
China 210019

Jianguo Wang	Secretary and	2,400,000		3.0%
c/o Room 902 No. 6	director
Lane 501 Wan Zhen Road
Shanghai, China
200333

Yuanwei Chen	Director	Nil		Nil	%
15 Blue Ridge Lane
North Haven, CT
USA 06473

Martin Shen	Director	Nil		Nil	%
1322 W. King Edward
Avenue
Vancouver, BC
V6H 1Z9

All current officers and		20,700,000	(4)	25.91%
directors as a group
Notes:
(1)
The number of shares of common stock issued and outstanding assumes the cancellation of 60,100,500 shares of common stock registered to Mr. Jianguo Wang, which will result in the issued and outstanding shares being 79,900,000.

(2)
This figure includes 10,800,000 shares indirectly owned by Dr. Lequn Lee Huang through More Big Group Limited, which Dr. Huang has sole voting power and sole dispositive power over the shares held by More Big Group Limited.

(3)
This figure includes 7,500,000 shares indirectly owned by Mr. Xuejun Chen through Sino Run International Limited, which Mr. Chen has sole voting power and sole dispositive power over the shares held by Sino Run International Limited.

(4)	This figure includes 20,700,000 shares held directly and indirectly by directors and officers of the Company.

Directors and Officers

In connection with the closing of the Share Exchange Agreement, on September 22, 2008, Mr. Jianguo Wang agreed to resign as the President, CEO, CFO and Treasurer of the Company and Dr. Lequn Lee Huang agreed to become the President, CEO, CFO, Treasurer and a director of the Company, Mr. Xuejun Chen agreed to become the Senior Vice President and a director of the Company, Mr. Yuanwei Chen agreed to become a director of the Company and Martin Shen agreed to become a director of the Company. Mr. Wang remains as the Secretary and a director of the Company. The following sets forth information regarding the Company’s current executive officers and directors.

Name	Age	Date Appointed or Elected	Principal Occupation During Last 5 Years
Lequn Lee Huang President, CEO, CFO, Treasurer & director	53	September 22, 2008
Chairman and CEO of DongYing China (2004-present); Professor of the Medical School at Nanjing University, China (2004-present); and Principal Research Scientist and Head of MS Lab at the Bayer Research Center for the Pharmaceutical Division of Bayer Co. in the U.S. (1991-2004).

Xuejun Chen Senior Vice President & director	32	September 22, 2008
Executive Vice President of Sales (2006-present) and a director (2007-present) of DongYing China; Vice President of Sales for Nanjing Langkun Medicine Co., Ltd. (2005-2006); Marketing Director for Jiangsu Province Medicine Co., Ltd. (2004- 2005); and Sales director of the Province of Jiangsu for Xiamen Beidazhilu Biotech Co., Ltd. (2003-2004).

Jianguo Wang Secretary & director	48	July 14, 2008	President of Shanghai Jian Zheng Group (2005-present); and Sales Manager for East China (2003-2005) and Senior Technical Service Engineer (1995-2002) of W.R. Grace China Ltd.

Yuanwei Chen director	45	September 22, 2008
General Manager of China Gateway Pharma Products (Chengdu) Co. Ltd. (March 2008-present); Vice President of Medicinal Chemistry of Shanghai ChemPartner Co. (March 2008-present); Chief Scientific Officer of Egret Pharma (Shanghai) Ltd. (February 2005- March 2008); and a Senior Research Scientist I, Senior Research Scientist II and a Senior lab head for Bayer Healthcare (December 1998 - February 2005)

Martin Shen director	38	September 22, 2008
Controller and Chief Financial Officer of R. Wales and Son (2003 to current) and Tax Manager from 1998 to 2002 and a Senior Accountant and Senior Associate from 1995 to 1998 for PriceWaterhouseCoopers’ Vancouver, HongKong and Singapore offices.

Business Experience of the Company’s Directors and Officers

Dr. Lequn Lee Huang, age 53, is the President, CEO, CFO, Treasurer and a director of the Company. Dr. Huang was one of the founders of DongYing China and has been the Chairman, CEO and a director of DongYing China since 2004. Since 2004, Dr. Huang has been a professor at the Medical School at Nanjing University. From 1991 to 2004, Dr. Huang worked at the Bayer Research Center in New Haven, Conn., U.S., for Bayer Co. where he became the Principal Research Scientist and Head of the MS Lab. At the Bayer Research Center, Dr. Huang’s group was responsible for analysis of drug discovery. In 1981, Dr. Huang received his B.S. in Organic Chemistry from Nanjing University in China and, in 1987, he received his Ph.D. in Analytical Chemistry from Iowa State University. Dr. Huang is not an officer or director of any other reporting issuer.

Mr. Xuejun Chen, age 32, is the Senior Vice President and a director of the Company. Since 2006, Mr. Chen has been the Executive Vice President of Sales and a director of DongYing China where he is responsible for sales. From 2005 to 2006, Mr. Chen was the Vice President of Sales for Nanjing Langkun Medicine Co., Ltd., a company in the business of pharmaceuticals where he was responsible for sales. From 2004 to 2005, Mr. Chen was the Marketing Director for the Province of Jiangsu for Medicine Co., Ltd., a company in the business of pharmaceuticals, where he was responsible for sales. From 2003 to 2004, Mr. Chen was the Sales director for the Province of Jiangsu for Xiamen Beidazhilu Biotech Co., Ltd., a company in the business of pharmaceuticals, where he was responsible for regional sales. In 1998, Mr. Chen received his B.S. from Lanzhou University in China and, in 2007, he received his M.B.A from Nanjing University. Mr. Chen is not an officer or director of any other reporting issuer.

Mr. Jianguo Wang, age 48, is the Secretary and a director of the Company and was briefly the Company’s CEO, President, CFO and Treasurer from July 14, 2008, to September 22, 2008. Since 2005, Mr. Wang has been the President of Shanghai Jian Zheng Group, which is based in China and is in the business of cement additives. From 1995 to 2005, Mr. Wang worked for W.R. Grace China Ltd., which is based in China and is in the business of cement additives. From 2003 to 2005, Mr. Wang was a Sales Manager for East China for W.R. Grace China Ltd. and, from 1995, to 2002, Mr. Wang was the Senior Technical Service Engineer for W.R. Grace China Ltd. In 1982, Mr. Wang obtained his B.S. from the Material Science and Engineering Department of Shanghai Tong Ji University located in Shanghai, China. Mr. Wang is not an officer or director of any other reporting issuer.

Mr. Yuanwei Chen, age 45, is a director of the Company. Since March, 2008, Mr. Chen has been the General Manager of China Gateway Pharma Products (Chengdu) Co. Ltd., a company in the business of pharmaceutical research, and the Vice President of Medicinal Chemistry of Shanghai ChemPartner Co., a company in the business of pharmaceutical research. As the Vice President of Medicinal Chemistry of Shanghai ChemPartner Co., Mr. Chen is responsible for managing the operations of his department, allocating resources, managing projects and recruiting employees. From February, 2005, to March, 2008, Mr. Chen was the Chief Scientific Officer of Egret Pharma (Shanghai) Ltd. in Shanghai, China where he was responsible for establishing the company’s drug discovery platform, the company’s research strategy, managing finances and recruiting employees. From December, 1998, to February, 2005, Mr. Chen worked with Bayer Healthcare in West Haven, Connecticut, U.S. At Bayer Healthcare, Mr. Chen worked in the Pharmaceutical Division as a Senior Research Scientist I, Senior Research Scientist II and as a Senior lab head. As a Senior lab head, Mr. Chen was responsible for proposing and implementing research and development strategies for various projects and supervising and training research staff. In 1983, Mr. Chen received his B.S. in Organic Chemistry and, in 1986, he received his M.S. in Organic Chemistry from Sichuan University in China. In 1993, Mr. Chen received his Ph.D. in Organic Chemistry from the University Lausanne in Switzerland and, in 1995, he completed his Postdoctoral Fellowship with the Scripps Research Institute in La Jolla, California, U.S. Mr. Chen is not an officer or director of any other reporting issuer.

Mr. Martin Shen, age 38 has been the Controller and Chief Financial Officer of R. Wales and Son, a private Canadian manufacturer engaged in refurbishing mining equipment parts for local and international mines, since 2003. Mr. Shen is a Certified Public Accountant (Colorado) with special expertise in international accounting and taxation. He has held multiple positions in PriceWaterhouseCoopers’ (PwC) Vancouver, Hong Kong and Singapore offices, serving variously as Tax Manager from 1998 to 2002 and as a Senior Accountant and Senior Associate from 1995 to 1998. In addition to holding a B.Sc. from the University of British Columbia, Mr. Shen has extensive tax training, including US Intermediate Tax Training (PwC, Tampa, Florida); US Tax Technical Training (PwC, Charleston, South Carolina); and Asia Region Tax Technical Training (Singapore). Mr. Shen is also a director of Uranium 308 Corp. (OTCBB: URCO), a Nevada corporation, which is a reporting issuer in the United States and is involved in uranium exploration in Mongolia.

The Company’s Board of Directors is composed of five (5) members: Dr. Lequn Lee Huang, Mr. Xuejun Chen, Mr. Jianguo Wang, Mr. Yuanwei Chen and Mr. Martin Shen. Messrs. Yuanwei Chen and Martin Shen are “independent directors” as that term is defined under the rules and regulations of the NASDAQ Capital Market.

Directors and Officers of Dongying BVI and Big Global Limited

Dr. Lequn Lee Huang is the sole director of Dongying BVI and Big Global Limited.

Directors, Officers and Significant Employees of DongYing China

The following persons are directors, officers and/or significant employees of DongYing China:

Dr. Lequn Lee Huang, has been the Chairman, CEO and a director of DongYing China since 2004. See above for Mr. Huang’s business experience.

Mr. Xuejun Chen, has been the Executive Vice President of Sales and a director of DongYing China since 2007. See above for Mr. Chen’s business experience.

Mr. Renrong Wu, age 45, has been a director of DongYing China since 2007. Since 2000, Mr. Wu has been the General Manager of Nanjing Well Chemical Co., Ltd., a company in the business of pharmaceutical supply, where he is responsible for operation. In 1986, Mr. Wu earned his B.S. as a Chemical Engineer Major and in 1994, Mr. Wu earned his E.M.B.A. from the joint program of University of Nanjing and the University of California.

Mr. Wayne Shaw, age 44, has been the Chief Financial Officer of DongYing China since October, 2007. From March, 2005, to October, 2007, Mr. Shaw was the Vice President and head of JPMorgan Chase’s Treasury Services in China where he designed and implemented strategies of payment, collection, liquidity and investment management for corporations and financial institutions. From December, 2003, to March, 2005, Mr. Shaw was the Vice President in JPMorgan Chase’s Chief Investment Office in New York where he: led the Chief Investment Office Portfolio Management Team to design and implement an integrated portfolio management platform to address cross region and cross asset trading strategies; was a member of the Risk Governance Committee; worked with business heads and risk managers to define report requirements, quantify risk measurements and decide model analytics; and guided traders on pricing, portfolio hedging and P/L trading analysis. In 1989, Mr. Shaw obtained his B.S. and M.S. in Chemistry from Nanjing University, in 1993, he obtained his Ph.D. in Biophysics from Arizona State University, in 1994, he obtained his Post Doctorate in Biochemistry from the University of Pennsylvania and in 1997, he obtained his M.B.A in Finance and Technology from the M.I.T. Sloan School of Management.

Ms. Qiu Zhang, age 48, has been the General Manager of Production for DongYing China since January, 2008. Ms. Zhang is a licensed pharmacist in China. From October, 2003, to December, 2007, Ms. Zhang was the Deputy General Manager of Nanjing Hicin Pharmaceutical Co. Ltd. where she was responsible for production. From October, 2001, to October, 2003, Ms. Zhang was the Deputy General Manager for the Jilin Weiwei Group (Joint Venture) where she was responsible for production. In 1983, Ms. Zhang earned her B.S. in Pharmacy from Shenyang Pharmaceutical University in China and, in 1981, she earned her Bachelor of Engineering from the Jilin Institute of Chemical Technology in China.

Mr. Haitao Tang, age 32, has been the Senior Assistant to the CEO of DongYing China since November, 2007. Mr. Tang was the Market Strategy Department Manager (from November, 2003, to November, 2007) and a Sales Manager (From October, 2000, to November, 2003) for H&G Corporation in New York where he designed and executed strategic marketing and promotional plans, executed brand building events, assisted with distributor management and created marketing plans specific to Europe and the U.S. In 2003, Mr. Tang earned his M.B.A. from Southern Connecticut State University, in 1998, he earned his M.S. in Economic Management from Dongnan University in China and, in 1996, he earned his B.S. in International Trading from Hohai University in China.

Family Relationships

There are no family relationships between any director or officer of the Company or any of the Company’s subsidiaries.

Other Directorships

In addition to his position on the board of directors of the Company, the following director of the Company also serves as a director of the following reporting issuer:

Name of Director	Reporting Issuer
Martin Shen	Uranium 308 Corp.

Executive Compensation

Former Directors and Management

On July 14, 2008, in accordance with a stock purchase agreement dated July 2, 2008, Tiffany Walsh resigned as the President, CEO, CFO, Secretary, Treasurer and a director of the Company and Mr. Jianguo Wang was appointed the President, CEO, CFO, Secretary, Treasurer and a director of the Company. In connection with the Share Exchange Agreement, Mr. Wang resigned as the President, CEO, CFO and Treasurer of the Company but still remains the Secretary and a director of the Company. Neither of these executive officers/directors received any cash compensation, bonuses, stock appreciation rights, long term compensation, stock awards or long-term incentive rights from the Company during the past three fiscal years.

New Directors and Management

In connection with the Share Exchange Agreement, prior management of the Company resigned and new management was appointed. See “Directors and Officers” above for details on the current management of the Company. The following sets forth the compensation of the Company’s new directors and executive officers received from Dongying BVI and its subsidiaries for the previous three fiscal years ended December 31, 2007.

Summary Compensation Table
							Nonqualified
						Nonequity	deferred
Name and				Stock	Option	incentive plan	compensation	All other
Principal		Salary	Bonus	Awards	Awards	compensation	earnings	compensation	Total
Position(1)	Year	($)	($)	($)	($)	($)	($)	($)	($)
Lequn Lee	2007	20,300	Nil	Nil	Nil	Nil	Nil	Nil	20,300
Huang	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
President, CEO, CFO, Treasurer & director

Xuejun	2007	8,000	Nil	Nil	Nil	Nil	Nil	Nil	8,000
Chen	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Senior Vice President & director

Jianguo	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Wang(2)	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Secretary & director

Yuanwei	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Chen(2)	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
director

Martin	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Shen(2)	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
director
Notes:
(1)	Current position with the Company.
(2)	Not employed by Dongying BVI and its subsidiaries.

The Company has not entered into employment contracts with its executive officers and compensation, if any, will be determined at the discretion of our board of directors.

The Company does not have any standard arrangement for compensation of its directors for any services provided as a director, including services for committee participation or for special assignments.

Management of DongYing China

							Nonqualified
						Nonequity	deferred
Name and				Stock	Option	incentive plan	compensation	All other
Principal		Salary	Bonus	Awards	Awards	compensation	earnings	compensation	Total
Position(1)	Year	($)	($)	($)	($)	($)	($)	($)	($)
Lequn Lee Huang	2007	20,300	Nil	Nil	Nil	Nil	Nil	Nil	20,300
	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Chairman, CEO& director	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Xuejun Chen	2007	8,000	Nil	Nil	Nil	Nil	Nil	Nil	8,000
	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Executive Vice President of Sales & director	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Renrong Wu	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
director	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Wayne Shaw	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
CFO	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Haitao Tang	2007	3,500	Nil	Nil	Nil	Nil	Nil	Nil	3,500
	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
COO	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Qiu Zhang	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
General Manager of Production	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Notes:
(1)	Current position with DongYing China.

Certain Relationships and Related Transactions, and Director Independence

Except as provided below, none of the following parties has, since the Company’s date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect the Company, any of the Company’s directors and officers, any person proposed as a nominee for election as a director, any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to the Company’s outstanding shares of common stock, any of the Company’s promoters or any relative or spouse of any of the foregoing persons who has the same house address as such person.

On September 22, 2008, the Company completed a share exchange with Dongying BVI, whereby the Company acquired 100% of the issued and outstanding shares in the capital of Dongying BVI in exchange for the issuance of 40,000,000 shares of common stock of the Company to the shareholders of Dongying BVI on a pro rata basis. Dr. Lequn Huang indirectly received 10,800,000 of the 40,000,000 shares of common stock of the Company through his beneficial ownership of More Big Group Limited, a shareholder of Dongying BVI. In addition, Mr. Xuejun Chen indirectly received 7,500,000 of the 40,000,000 shares of common stock of the Company through his beneficial ownership of Sino Run International Limited, a shareholder of Dongying BVI.

In 2003 and 2004, DongYing China acquired the technology for six potential products from Nanjing Suji Bio-medicine Research and Development Co., Ltd. (“Nanjing Suji”). Dr. Lequn Lee Huang owns a 25% interest of Nanjing Suji as well as having a 100% beneficial ownership interest of DongYing China at the time.

In 2004 and 2006, DongYing China acquired the technology for four potential products from Meisu Jining Bio-medicine Research and Development Co., Ltd. (”Meisu Jining”) Dr. Lequn Lee Huang owns a 30% interest of Meisu Jining as well as having a 100% beneficial ownership interest of DongYing China at the time.

On November 8, 2006, we acquired our operating entity, Buzz Media, Ltd., a Nova Scotia company (“Buzz Nova Scotia”), from Ms. Tiffany Walsh, the Company’s former President, CEO, CFO, Secretary, Treasurer and a director, in consideration for 10 shares of the Company’s common stock. In that acquisition, the Company acquired all assets of Buzz Nova Scotia, which became a wholly-owned subsidiary of the Company.

DongYing China has a verbal arrangement for a right of first refusal to purchase rights to any new products developed by the related companies, Nanjing Suji and Meisu Jining. Prices and payment terms for such acquisitions, if they materialize, are subject to negotiation between the parties at the time.

DongYing China has received a shareholder loan from Dr. Lequn Huang in the aggregate amount of $1,086,380 to date, which does not bear interest and has no stated repayment terms.

Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The Company’s common stock is currently quoted on the Over-the-Counter Bulletin Board (the “OTCBB”). Effective July 29, 2008, the Company completed a name change and forward stock split which were to become effective with the OTCBB at the opening for trading August 1, 2008, under the new stock symbol “SNBP”. However, we were informed that FINRA Market Operations neglected to make an announcement of the concurrent forward stock split in the FINRA system with the name change effective for August 1, 2008, which was resolved by announcing the forward stock split with an effective date of August 4, 2008. In order for the forward stock split to be recognized in the market, FINRA had to change the symbol by adding a “D” to the symbol for 20 trading days. Therefore, our symbol was “SNBPD” until September 2, 2008, and then the “D” was removed to trade under the symbol “SNBP”. Our symbol was “SNBP” from August 1, 2008, to August 4, 2008 and “BUZZ” from our initial listing date to August 1, 2008.

Although quotations for the Company’s common stock appear on the OTCBB, there is no established trading market for the Company’s common stock. Since listing on the OTCBB, there has been little or no trading of the Company’s common stock through the OTCBB. Consequently, the Company is of the opinion that any published prices cannot be attributed to a liquid and active trading market. Therefore, the Company believes that data on past trades is not meaningful.

Holders

As of September 25, 2008, the Company had approximately 50 stockholders of record.

Securities Authorized for Issuance under Equity Compensation Plans

The Company does not have any securities authorized for issuance under an equity compensation plan.

Recent Sales of Unregistered Securities

On November 8, 2006, we purchased all the issued and outstanding shares of Buzz Media Ltd., a Nova Scotia company (“Buzz Nova Scotia”). At the time, Tiffany Walsh, our sole director and president, was the sole owner of both the Company and Buzz Nova Scotia. Ten shares of our common stock were issued to Ms. Walsh as consideration for her shares in Buzz Nova Scotia.

We issued 1,250,000 (pre-forward stock split) shares of common stock on February 1, 2007, to Tiffany Walsh, our former President, CEO, CFO, Secretary, Treasurer and director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the “Securities Act”) at a price of $0.02 per share, for total proceeds of $25,000. The 1,250,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed a private placement of 625,000 (pre-forward stock split) shares of our common stock pursuant to Regulation S of the Securities Act on February 28, 2007. All shares were issued at a price of $0.04 per share. We received proceeds of $25,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

We completed a private placement of 125,000 (pre-forward stock split) shares of our common stock pursuant to Regulation S of the Securities Act on April 30, 2007. All shares were issued at a price of $0.20 per share. We received proceeds of $25,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

On July 2, 2008, we received gross proceeds of $20,000 from one investor for the subscription of 20,000 (post-forward stock split) shares of our common stock at a price of $1.00 per share. We believe that the securities when issued will be exempt from registration under Regulation S promulgated under the Securities Act as the securities will be issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

In connection with the closing of the Share Exchange Agreement, the Company has issued a total of 40,000,000 (post-forward stock split) shares of common stock, par value $0.0001 per share, to the holders of common stock of Dongying BVI in exchange for the Company receiving 100% of the issued and outstanding shares in the capital of Dongying BVI. No underwriters were involved in the acquisition described herein. We believe that the issuances are exempt from registration under Regulation S promulgated under the Securities Act as the securities were issued to the individuals/entities through an offshore transaction which was negotiated and consummated outside of the United States.

Description of Company’s Securities

Our authorized capital stock consists of 2,500,000,000 (post-forward stock split) shares of common stock, with a par value of $0.0001 per share. As of September 22, 2008, there were 140,000,500 shares of our common stock issued and outstanding, however, Mr. Jianguo Wang has submitted 60,100,500 shares for cancellation, which will result in there being only 79,900,000 shares of common stock issued and outstanding in the very near future. Our shares are held by 50 stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our board of directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the Company, except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth above under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information set forth above under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The information set forth above under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As a result of the closing of the Share Exchange Agreement, the Company hereby declares that it is no longer a “shell company”. The information set forth above under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The following financial statements are included in this Form 8-K/A.

Audited Financial Statements of Big Global Limited and Consolidated Subsidiaries, as at December 31, 2007

Report of Independent Registered Public Accounting Firm	F-3

Consolidated Balance Sheet as at December 31, 2007	F-4

Consolidated Statement of Operations for the years ended Dec. 31, 2007 and 2006	F-5

Consolidated Statement of Cash Flows for the years ended Dec. 31, 2007 and 2006	F-6

Consolidated Statement of Shareholders’ Equity (Deficit) for the years ended Dec. 31, 2007 and 2006	F-7

Notes to the Financial Statements	F-8 - F-17

Unaudited Financial Statements of Dongying BVI and Consolidated Subsidiaries, as at May 31, 2008

Consolidated Balance Sheet as at May 31, 2008	F-18

Consolidated Statement of Operations for the five month period ended May 31, 2008 and 2007	F-19

Consolidated Statement of Cash Flows for the five month period ended May 31, 2008 and 2007	F-20

Consolidated Statement of Shareholders’ Equity (Deficit) for the five month period ended May 31, 2008 and the years ended Dec. 31, 2007 and 2006	F-21

Notes to the Financial Statements	F-22 - F-32

Pro Forma Consolidated Financial Information

Introduction to Pro Forma Consolidated Financial Information	F-33

Pro Forma Consolidated Balance Sheet as at May 31, 2008	F-34

Pro Forma Consolidated Statement of Operations for the year ended May 31, 2008	F-35

Notes to the Pro Forma Consolidated Financial Statements	F-36

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Big Global Ltd.

We have audited the accompanying consolidated balance sheets of Big Global Limited and Consolidated Subsidiary as of December 31, 2007and 2006, and the related consolidated statements of operations, stockholders’ (deficit), and cash flows for the two years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Big Global Limited as of December 31, 2007 and 2006, and the results of its operations, and its cash flows for the two years ended December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note1, the Company has accumulated operating losses since its inception, and has negative working capital and stockholders’ (deficits), which raise substantial doubts about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, Colorado 80211

August 27, 2008

BIG GLOBAL LIMITED AND CONSOLIDATED SUBSIDIARY
Consolidated Balance Sheets
(Expressed in US Dollars)

	December 31	December 31
	2007	2006

ASSETS

CURRENT ASSETS
Cash	$150,518	$124,062
Accounts receivable (Note 3)	44,928	22,434
Loans to unrelated parties (Note 4)	-	59,456
Loan to related party (Note 12)	5,476	8,141
Inventory (Note 5)	287,448	231,644
Other current assets (Note 6)	93,089	246,818
Total current assets	581,459	692,555

Fixed assets (Note 7)	2,600,817	2,119,852
Intangible assets (Notes 8 and 12)	1,313,384	982,100

Total assets	$4,495,660	$3,794,507

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Loan payable (Note 9)	$2,187,312	$2,529,803
Accounts payable	574,639	339,786
Accrued liabilities	258,931	39,793
Customer deposits (Note 10)	596,157	381,880
Shareholder loans (Note 11)	882,131	-
Total current liabilities	4,499,170	3,291,262

COMMITMENTS AND CONTINGENCIES (Notes 1, 2, 3, 8, 9, 12, 13 and 16 )

STOCKHOLDER'S EQUITY (DEFICIT)
Common stock (Note 14)
Authorized 10,000 shares at par value of $ 1.00 each
Issued and outstanding 1 share	1	-
Additional paid-in capital	5,219,551	5,218,286
Accumulated (deficit)	(5,434,789)	(4,875,446)
Accumulated other comprehensive income	211,727	160,405
Total stockholder's equity (deficit)	(3,510)	503,245

Total liabilities and stockholder's equity (deficit)	$4,495,660	$3,794,507

The accompanying notes to the consolidated financial statements are an integral part of these statements.

BIG GLOBAL LIMITED AND CONSOLIDATED SUBSIDIARY
Consolidated Statements of Operations
(Expressed in US Dollars)

	Years Ended December 31
	2007	2006

REVENUE
Sales	$1,167,495	$119,817
Cost of goods sold	935,476	71,872
Gross profit	232,019	47,945
Gain on debt renegotiation (Note 9)	246,350	-
Other income	2,702	32,788
	481,071	80,733

EXPENSES
Advertising and promotion	-	145
Depreciation and amortization	126,913	112,588
General and administration	281,362	162,564
Interest (Notes 9 and 11)	146,808	126,072
Research and development	24,918	14,052
Salaries and benefits	36,710	29,281
Travel	39,731	16,076
Write-down of impaired intangible assets (Note 8)	376,972	3,042,045
Write-down of impaired inventory (Note 5)	7,000	22,000
Total expenses	1,040,414	3,524,823

Net (loss) for the year	(559,343)	(3,444,090)

Other comprehensive income (loss)
Foreign currency translation	51,322	54,839

Comprehensive (loss)	$(508,021)	$(3,389,251)

The accompanying notes to the consolidated financial statements are an integral part of these statements.

BIG GLOBAL LIMITED AND CONSOLIDATED SUBSIDIARY
Consolidated Statements of Cash Flows
(Expressed in US Dollars)

	Years Ended December 31
	2007	2006

Cash from (used in) operating activities:
Net (loss)	$(559,343)	$(3,444,090)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets	202,758	170,697
Amortization of intangible assets	40,819	21,884
Write-down of intangible asset	376,972	3,042,045
Loss on disposition of fixed assets	10,982	-
Imputed interest on shareholder’s loans	1,265	-
Amortization of discount in interest expense	144,935	126,072
Gain on debt renegotiation	(246,350)	-
Net change in operating assets and liabilities:
Accounts receivable	(22,493)	(22,434)
Inventory	(55,804)	(210,522)
Other current assets	153,729	459,240
Accounts payable	234,853	228,030
Customer deposits	214,277	381,880
Accrued liabilities	219,138	28,101

Net cash provided by operating activities	715,738	780,903

Cash (used in) investing activities:
Purchases of fixed assets	(549,079)	(837,900)
Purchases of intangible assets	(684,500)	(640,500)
Payment for acquisition of subsidiary	(1)	-

Net cash (used in) investing activities	(1,233,580)	(1,478,400)

Cash from (used in) financing activities:
Loans made to unrelated parties	-	(59,456)
Repayments of loans by unrelated parties	59,456	496,870
Share subscriptions received	1	-
Repayments of loans by related parties	2,665	-
Loans made to related parties	-	(4,424)
Repayments of short-term loans	(394,500)	(8,673)
Loans received from shareholder	882,131	-

Net cash provided by financing activities	549,753	424,317

Effect of other comprehensive income (loss) on cash	(5,455)	44,011

Increase (decrease) in cash	26,456	(229,169)

Cash, beginning of period	124,062	353,231
Cash, end of period	$150,518	$124,062

The accompanying notes to the consolidated financial statements are an integral part of these statements.

BIG GLOBAL LIMITED AND CONSOLIDATED SUBSIDIARY
Consolidated Statement of Stockholder's Equity (Deficit)
(Expressed in US Dollars)

	Common Stock	Amount	Additional paid-in capital	Accumulated Other Comprehensive Income	Accumulated (Deficit)	Stockholders' Equity (Deficit)

Balance December 31, 2005	-	-	$5,218,286	$105,566	$(1,431,356)	$3,892,496
Net income (loss) for the year ended December 31, 2006	-	-	-	54,839	(3,444,090)	(3,389,251)

Balance December 31, 2006	-	$-	$5,218,286	$160,405	$(4,875,446)	$503,245

Shares issued pursuant to private placements	1	1	-	-	-	1
Imputed interest on shareholder's loans	-	-	1,265	-	-	1,265
Net income (loss) for the year ended December 31, 2007	-	-	-	51,322	(559,343)	(508,021)

Balance December 31, 2007	1	$1	$5,219,551	$211,727	$(5,434,789)	$(3,510)

The accompanying notes to the consolidated financial statements are an integral part of these statements.

BIG GLOBAL LIMITED AND CONSOLIDATED SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2007
(Expressed in US Dollars)

1. BASIS OF PRESENTATION – GOING CONCERN

These consolidated financial statements of Big Global Limited (the “Company”) have been prepared on a going-concern basis which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future.

The Company has experienced losses since commencement of operations amounting to $5,434,789 and has negative working capital as of December 31, 2007, which raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to meet its commitments as they become payable is dependent on the ability of the Company to obtain necessary financing or achieve a profitable level of operations. There are no assurances that the Company will be successful in achieving these goals.

The Company is in the process of developing markets for its existing products and researching, developing, testing and evaluating proposed new pharmaceutical products, and has not yet determined whether these products are technically or economically feasible. The underlying value of the company is dependent on the successful implementation of one or more of these products, the ability of the Company to obtain the necessary financing to complete development and upon future profitable production or sufficient proceeds from the disposition of manufacturing rights. Management’s plan is to actively search for new sources of capital through equity investment.

These financial statements do not give effect to adjustments to the amounts and classifications to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

The Company was incorporated under the laws of Hong Kong on November 26, 2007 . On December 10, 2007 the Company acquired a 100% interest in Dong Ying (Jiangsu) Pharmaceuticals Co. Ltd. (“Dong Ying”) from the sole shareholder of the Company for consideration of $1.00. The purpose of the transaction was the change of domicile to Hong Kong. Accordingly, these financial statements include balance sheets for two years presented as if the transaction had occurred on January 1, 2006. The acquisition was approved by the Chinese government in May 2008.

During 2007 the shareholder of Dong Ying commenced a plan to sell some of his interest in Dong Ying. Funds were received by Dong Ying on behalf of the shareholder from potential purchasers, then refunded when a new plan was commenced aimed at getting shares listed for trading in the US over-the-counter market. See also Note 16.

BIG GLOBAL LIMITED AND CONSOLIDATED SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2007
(Expressed in US Dollars)

Dong Ying was incorporated under the laws of the People’s Republic of China in 2003. Dong Ying’s business is the development, manufacture and sale of pharmaceutical products in China.. There are three product lines currently manufactured and sold as at December 31, 2007 and several other potential products in various stages of research and development. The product lines currently sold are Cisatracuriam Besilate, a skeletal muscle relaxant, Clindamycin Hydrochloride, an antibiotic for penicillin-allergic patients, and Perphenazine, an anti-psychotic drug (produced until May 2008- see Note 16). Dong Ying’s offices and manufacturing facility are in owned premises located on land used under license in the Nantong, China and its research and development is carried out in Nanjing, China.

 Principles of Consolidation

The consolidated financial statements include accounts of the Company and its subsidiary, Dong Ying. All significant inter-company balances and transactions are eliminated.

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at December 31, 2007 and 2006, the Company did not have any cash equivalents.

Inventory

Inventory is carried at the lower of cost and estimated net realizable value. Raw materials cost is determined on a moving average basis. Manufacturing costs are applied to goods in process on a full cost basis. Cost of finished goods on hand at the balance sheet date is determined on a moving average basis.

Revenue recognition

Revenues are recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

Concentrations

The Company’s operations are located in the People’s Republic of China.

The Company’s largest two customers account for 25% of sales revenue and the largest five customers account for 40% of sales revenue.

At December 31, 2007, the Company had only one product that sells at a positive gross profit, the Cisatracurium Besylate product. In 2006 the Company had no products that sold at a positive gross profit.

At December 31, 2007 and 2006, the Company had only one product that has patent protection, the Cisatracurium Besylate product, for which a patent has been applied but not yet granted.

BIG GLOBAL LIMITED AND CONSOLIDATED SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2007
(Expressed in US Dollars)

Research and Development Expenditures

Expenditures on research and development activities, including assets acquired for use in research and development activities, are charged to operations as incurred.

Asset Retirement Obligations

The Company has adopted SFAS No. 143, Accounting for Asset Retirement Obligations which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The Company has no asset retirement obligations.

Fixed Assets

Fixed assets are carried at cost less a provision for depreciation on a straight-line basis over their estimated useful lives. Each asset is estimated to have a residual value of 10% of cost at the end of its useful life. Estimated useful lives are as follows:

Buildings and building equipment	10-20 years
Land license	40 years
Manufacturing equipment	5 - 10 years
Office furniture and equipment	5 years
Road	20 years
Vehicles	8 years

Intangible Assets

Intangible assets are carried at cost less a provision for amortization on a straight-line basis over their estimated useful lives of 20 years.

Advertising Expenses

Advertising expenses are expensed as incurred.

Foreign Currency

The parent company is located in Hong Kong. It maintains no bank accounts. The functional currency is the U.S. Dollar. Transactions in foreign currencies, if any, are remeasured into the functional currency at the rate in effect at the time of the transaction. Remeasurement gains and losses that arise from exchange rate fluctuations are included in income or loss from operations. Monetary assets and liabilities denominated in foreign currencies are presented in the balance sheet at the rate in effect at the balance sheet date.

The operations of Dong Ying are located in China, and its accounting records are maintained in Chinese Renminbi Yuan (symbol “¥”). The functional currency is the Chinese Renminbi Yuan. Transactions in foreign currencies other than the functional currency, if any, are remeasured into the functional currency at the rate in effect at the time of the transaction. Remeasurement gains and losses that arise from exchange rate fluctuations are included in income or loss from operations. Monetary assets and liabilities denominated in the functional currency are translated into U.S. Dollars at the rate in effect at the balance sheet date. Revenue and expenses denominated in the functional currency are translated at the average exchange rate. Other comprehensive income (loss) includes the foreign exchange gains that arise from translating from the functional currency into U.S. Dollars.

BIG GLOBAL LIMITED AND CONSOLIDATED SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2007
(Expressed in US Dollars)

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

Loss Per Share

Basic earnings (loss) per share of common stock is not provided as the weighted average number of common shares outstanding in 2006 was nil and in 2007 was approximately nil.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, loans receivable, loan payable and accounts payable at December 31, 2007 and 2006. Accounts receivable and loans receivable are carried at estimated net realizable values net of provisions for uncollectible amounts. Uncollectible accounts are charged off when determined to be unrecoverable. The loan payable is carried at discounted present value – see Note 9. The carrying values of the remaining financial instruments reflected in these financial statements approximate their fair values due to the short-term maturity of the instruments.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”. Comprehensive income includes net income and all changes in equity during a period that arise from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities.

Income taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

BIG GLOBAL LIMITED AND CONSOLIDATED SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2007
(Expressed in US Dollars)

Product liability

These financial statements do not include a provision for product liability as the Company is not directly liable to consumers for its products under the laws of China.

Environmental remediation

The Company has no obligations for environmental remediation.

Impairment of Long-Lived Assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets. If impairment is deemed to exist, the asset will be written down to its fair value. Fair value is generally determined using a discounted cash flow analysis.

New Accounting Pronouncements

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” (“SFAS No. 156”), which amends SFAS No. 140,” Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of SFAS No. 156 does not have any impact on the Company’s consolidated financial statements.

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The adoption of FIN 48 does not have any impact on the Company’s consolidated financial statements.

BIG GLOBAL LIMITED AND CONSOLIDATED SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2007
(Expressed in US Dollars)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 123(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The adoption of FIN 48 does not have any impact on the Company’s consolidated financial statements.

There were various other accounting standards and interpretations recently issued, none of which is expected to have a material impact on the Company's financial position, operations or cash flows.

3. ACCOUNTS RECEIVABLE

Trade accounts receivable consists of receivable for sales of product on credit. Accounts receivable as at December 31, 2007 are net of allowance for doubtful accounts in the amount of $18,959 (2006 - $5,540).

4. LOANS TO UNRELATED PARTIES

The Company has loans receivable from other companies and from employees. The loans do not bear interest and have no specified terms of repayment. Loans to unrelated parties are net of allowance for doubtful debts in the amount of $83,060 (2006 - $16,968).

5. INVENTORY

Inventory consists of the following:

	December 31, 2007	December 31, 2006

Raw materials	$34,302	$49,051
Goods in process	81,778	76,716
Finished goods	171,368	105,877

	$287,448	$231,644

BIG GLOBAL LIMITED AND CONSOLIDATED SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2007
(Expressed in US Dollars)

Finished goods inventory is net of a provision for impairment in the amount of $29,000 (2006 - $22,000) in respect of the Clindamycin Hydrochloride product.

6. OTHER CURRENT ASSETS

Other current assets consist primarily of deposits paid in advance to suppliers in respect of purchases yet to be received.

7. FIXED ASSETS

Fixed assets consist of the following:

	December 31, 2007	December 31, 2006

Buildings	$1,862,430	$1,554,408
Land license	379,193	210,834
Manufacturing equipment	546,446	446,727
Office furniture and equipment	13,319	6,263
Road and grounds	198,983	84,250
Vehicles	9,362	15,295

	3,009,733	2,317,777
Less: Accumulated depreciation	408,916	197,925

	$2,600,817	$2,119,852

The land license is for the use of the land on which the Company’s buildings are situated, and is for a term expiring June 1, 2054. At the end of the license, the Company expects to have an option to renew the license.

8. INTANGIBLE ASSETS

Intangible assets consist of the cost of purchased rights to manufacture and sell the company’s products. The rights were acquired by the Company from two companies owned 25% and 30% by the Company’s shareholder. The rights have unlimited duration. The amounts related to particular products are as follow:

	December 31,2007	December 31,2006
Clindamycin Hydrochloride	$-	$384,300
Cisatracurium Besylate	684,500	640,500
Perindopril (manufacturing permit pending)	684,500	-

	1,369,000	1,024,800
Less: Accumulated amortization	55,616	42,700

	$1,313,384	$982,100

BIG GLOBAL LIMITED AND CONSOLIDATED SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2007
(Expressed in US Dollars)

Amortization for the year in the amount of $40,819 (2006 - $21,884) is included in Depreciation and Amortization expense.

Intangible assets consisting of rights to manufacture and sell the following products were acquired by the Company in 2004 from two companies owned 25% and 30% by the Company’s shareholder and have been subsequently deemed not realizable through impairment analysis:

Product	Purchase price	Year impaired	Impaired amount (net of accumulated amortization)
Prulifloxacin	$967,004	2006	$836,522
Lansoprazole	966,400	2006	894,520
Azithromycin	326,160	2006	301,900
Ganciclovir	331,898	2006	307,212
Clarithromycin	81,812	2006	75,727
Olmesartan	314,080	2006	290,719
Eplerenone	362,400	2006	335,445
Total 2006 impairment	$3,349,754		$3,042,045
Clindamycin hydrochloride	362,400	2007	376,972
	$3,712,154		$3,419,017

9. LOAN PAYABLE

The loan payable is a loan from the Nantong Economic and Technology Development Zone Administration. The loan bears no interest. The original principal amount of the loan was ¥20 Million ($2,738,000 at the exchange rate applicable at December 31, 2007) and was due for repayment in full in March 2007. During 2007 the Company repaid ¥3,000,000. In December 2007 the Company was granted an extension of the due date to December 31, 2008. Since the loan bears no interest, the obligation is carried at its net present value using interest rates equal to the prevailing Bank of China one-year rate at the time the loan was received (5.6% in 2004, applied in respect of the 2006 year) or the date the extension was effective (6.4% in March 2007, applied in respect of the 2007 year). Loan interest expense included in the accounts for the year in the amount of $144,935 (2006 - $126,072) is determined as the amortization on the straight-line basis of the discount over the remaining period to maturity of the loan. Gain on debt renegotiation represents the difference between the remaining principal balance of the loan and the present value of the loan on the effective date of the extension of the due date of the loan.

10. CUSTOMER DEPOSITS

Customer deposits consist of deposits received in advance from customers in respect of sales yet to be delivered and recognized.

BIG GLOBAL LIMITED AND CONSOLIDATED SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2007
(Expressed in US Dollars)

11. SHAREHOLDER LOANS

The loan from the shareholder in the aggregate amount of $882,131 (2006 – loan receivable $3,017) does not bear interest and has no stated repayment terms. Imputed interest has been recorded on the shareholder loan at an interest rate of 7.3%. The net interest calculated is included in interest expense and has been recorded as additional paid-in capital since the imputed interest is not payable.

12.  RELATED PARTY TRANSACTIONS

The Company has a loan receivable from a senior manager of the Company in the amount of $5,476 (2006 - $5,124) which has no interest or repayment terms.

The Company has a right of first refusal to purchase rights to any new products developed by two companies owned 25% and 30% by the Company’s shareholder, at prices to be negotiated at the time. All of the Company’s past and present intangible assets have been purchased from those related companies. The Company has written down intangible assets with carrying values totaling $3,419,017 as they were deemed not realizable through impairment analysis. See Note 8.

13. INCOME TAXES

The Company is subject to Chinese income taxes. The company had no income tax expense during the reported periods due to net operating losses.

A reconciliation of income tax expense to the amount computed at the statutory rates is as follows:

	December 31, 2007	December 31, 2006
Loss for the year ended December 31	$(559,343)	$(3,444,090)
Average statutory tax rate in China	33%	33%

Expected income tax provision	$(184,583)	$(1,136,550)
Tax basis of deferred expenses in excess of book cost	138,711	624,009
Non-deductible interest expense	(32,849)	41,604
Unrecognized tax losses	78,721	470,937

Income tax expense	$—	$—

BIG GLOBAL LIMITED AND CONSOLIDATED SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2007
(Expressed in US Dollars)

Significant components of deferred income tax assets are as follows:

	December 31, 2007	December 31, 2006
Operating losses carried forward	$861,506	$782,784
Excess of tax basis over book cost of deferred expenses in China	780,295	681,584
Valuation allowance	(1,641,801)	(1,424,369)

Net deferred income tax assets	$-	$-

The Company has tax losses carried forward for Chinese tax purposes of approximately $2,610,000 which will expire in 2012 if not utilized.

14. COMMON STOCK

Upon incorporation on November 26, 2007 the Company issued 1 share of common stock for $1.

15. OTHER INCOME

Other income includes $2,702 (2006 - $1,438) in interest income on short-term bank deposits and in 2006 included $31,350 in grant revenue received as funding assistance toward the development of the Company’s products.

16. SUBSEQUENT EVENTS

In May 2008 the Company discontinued production and sale of its Perphenazine product due to the cost of manufacturing this product exceeding the market price. Perphenazine accounted for 18% of sales revenue in 2007 (2006 – 91%).

In May 2008 the shareholder of the Company incorporated a company under the laws of the British Virgin Islands (“BVI”) with the intention to transfer ownership of the Company to the new BVI company, sell some shares of the BVI company to third parties, and subsequently achieve a public listing in the United States through another transaction with a US-listed company. At the date of completion of these financial statements these transactions have not been completed.

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Consolidated Balance Sheets
(Expressed in US Dollars)
UNAUDITED - Prepared by Management

	May 31	December 31
	2008	2007

ASSETS

CURRENT ASSETS
Cash	$262,968	$150,518
Accounts receivable (Note 3)	80,610	44,928
Loan to related party (Note 11)	5,760	5,476
Inventory (Note 4)	420,958	287,448
Other current assets (Note 5)	117,672	93,089
Total current assets	887,968	581,459

Fixed assets (Note 6)	2,741,682	2,600,817
Intangible assets (Notes 7 and 11)	1,356,750	1,313,384

Total assets	$4,986,400	$4,495,660

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Loans payable (Note 8)	$2,458,909	$2,187,312
Accounts payable	591,829	574,639
Accrued liabilities	338,376	258,931
Customer deposits (Note 9)	442,272	596,157
Shareholder loans (Note 10)	1,086,380	882,131
Total current liabilities	4,917,766	4,499,170

COMMITMENTS AND CONTINGENCIES (Notes 1, 2, 3, 7, 8, 11 and 12 )

STOCKHOLDER'S EQUITY (DEFICIT)
Common stock (Note 13) Authorized 20,000,000 shares at par value of $ 0.0025 each Issued and outstanding 400 shares	1	1
Additional paid-in capital	5,251,048	5,219,551
Accumulated (deficit)	(5,393,642)	(5,434,789)
Accumulated other comprehensive income	211,227	211,727
Total stockholder's equity (deficit)	68,634	(3,510)

Total liabilities and stockholder's equity	$4,986,400	$4,495,660

The accompanying notes to the consolidated financial statements are an integral part of these statements.

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Consolidated Statements of Operations
(Expressed in US Dollars)
UNAUDITED - Prepared by Management

	Five Months Ended May 31
	2008	2007

REVENUE
Sales	$879,891	$486,456
Cost of goods sold	434,321	389,782
Gross profit	445,570	96,674
Gain from discount of no-interest loan	5,082	-
Other income	384	1,126
	451,036	97,800

EXPENSES
Advertising and promotion	589	-
Depreciation and amortization	37,677	52,880
General and administration	120,917	117,234
Interest (Notes 8 and 10)	91,200	61,170
Research and development	49,161	10,383
Salaries and benefits	53,696	15,296
Travel	56,649	16,555
Total expenses	409,889	273,518

Net income (loss) for the period	41,147	(175,718)

Other comprehensive income (loss)
Foreign currency translation	(500)	21,384

Comprehensive income (loss)	$40,647	$(154,334)

Net loss per common share, basic and fully diluted for the year	$103	(439)

Weighted average number of common stock outstanding	400	400

The accompanying notes to the consolidated financial statements are an integral part of these statements.

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Consolidated Statements of Cash Flows
(Expressed in US Dollars)
UNAUDITED - Prepared by Management

	Five Months Ended May 31
	2008	2007

Cash from (used in) operating activities:
Net income (loss)	$41,147	$(175,718)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets	95,079	84,483
Amortization of intangible assets	24,750	17,008
Loss on disposition of fixed assets	-	457
Imputed interest on shareholder's loan	29,995	527
Amortization of discount in interest expense	61,205	60,390
Gain from discount of no-interest loan	(5,082)	-
Net change in operating assets and liabilities:
Accounts receivable	(35,682)	(9,372)
Inventory	(133,510)	(23,252)
Other current assets	(24,583)	64,054
Accounts payable	17,190	97,855
Customer deposits	(153,885)	89,282
Accrued liabilities	79,445	91,308

Net cash provided by (used in) operating activities	(3,931)	297,022

Cash (used in) investing activities:
Purchases of fixed assets	(101,059)	(228,783)
Purchases of intangible assets	-	(285,208)

Net cash (used in) investing activities	(101,059)	(513,991)

Cash from (used in) financing activities:
Repayments of loans by unrelated parties	-	24,773
Loan received from unrelated party	100,000	-
Repayments of loans by related parties	-	1,110
Repayments of short-term loans	-	(164,375)
Loans received from shareholder	158,499	367,555

Net cash provided by financing activities	258,499	229,063

Effect of other comprehensive income (loss) on cash	(41,059)	21,384

Increase (decrease) in cash	112,450	33,478

Cash, beginning of period	150,518	124,062
Cash, end of period	$262,968	$157,540

The accompanying notes to the consolidated financial statements are an integral part of these statements.

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Consolidated Statement of Stockholder's Equity (Deficit)
(Expressed in US Dollars)
UNAUDITED - Prepared by Management

	Common Stock	Amount	Additional paid- in capital	Accumulated Other Comprehensive Income	Accumulated (Deficit)	Stockholders' Equity (Deficit)

Balance December 31, 2005	-	-	$5,218,286	$105,063	$(1,431,356)	$3,891,993
Net income (loss) for the year ended December 31, 2006	-	-	-	55,342	(3,444,090)	(3,388,748)

Balance December 31, 2006	-	$-	$5,218,286	$160,405	$(4,875,446)	$503,245

Shares issued pursuant to private placements	400	1	-	-	-	1
Imputed interest on shareholder's loans	-	-	1,265	-	-	1,265
Net income (loss) for the year ended December 31, 2007	-	-	-	51,322	(559,343)	(508,021)

Balance December 31, 2007	400	$1	$5,219,551	$211,727	$(5,434,789)	$(3,510)

Imputed interest on shareholder's loans	-	-	31,497	-	-	31,497
Net income (loss) for the five months ended May 31, 2008	-	-	-	(500)	41,147	40,647

Balance May 31, 2008	400	$1	$5,251,048	$211,227	$(5,393,642)	$68,634

The accompanying notes to the consolidated financial statements are an integral part of these statements.

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
May 31, 2008
(Expressed in US Dollars)

1. BASIS OF PRESENTATION – GOING CONCERN

These consolidated financial statements of Dong Ying Pharmaceutical Co. Limited (the “Company”) have been prepared on a going-concern basis which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future.

The Company has experienced losses since commencement of operations amounting to $5,393,642 and has negative working capital as of May 31, 2008, which raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to meet its commitments as they become payable is dependent on the ability of the Company to obtain necessary financing or achieve a consistently profitable level of operations. There are no assurances that the Company will be successful in achieving these goals. The Company has achieved a profit for the five months ended May 31, 2008.

The Company is in the process of developing markets for its existing products and researching, developing, testing and evaluating proposed new pharmaceutical products, and has not yet determined whether these products are technically or economically feasible. The underlying value of the company is dependent on the successful implementation of one or more of these products, the ability of the Company to obtain the necessary financing to complete development and upon future profitable production or sufficient proceeds from the disposition of manufacturing rights. Management’s plan is to actively search for new sources of capital through equity investment.

These financial statements do not give effect to adjustments to the amounts and classifications to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

The Company was incorporated under the laws of the British Virgin Islands on January 29, 2008. On May 13, 2008 the Company acquired a 100% interest in Big Global Limited (“Big Global”) from the sole shareholder of the Company for consideration of $1.00. The purpose of the transaction was the change of domicile to the British Virgin Islands. Accordingly, these financial statements include balance sheets for two years presented as if the transaction had occurred on January 1, 2007.

Big Global was incorporated under the laws of Hong Kong on November 26, 2007. On December 10, 2007 Big Global acquired a 100% interest in Dong Ying (Jiangsu) Pharmaceuticals Co., Ltd. (“Dong Ying”) from the sole shareholder of the Company for consideration of $1.00. The purpose of the transaction was the change of domicile to Hong Kong. The acquisition was approved by the Chinese government in May 2008.

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
May 31, 2008
(Expressed in US Dollars)

During 2007 the shareholder of Dong Ying commenced a plan to sell some of his interest in Dong Ying. Funds were received by Dong Ying on behalf of the shareholder from potential purchasers, then refunded when a new plan was commenced aimed at getting shares listed for trading in the US over-the-counter market. See also Note 15.

Dong Ying was incorporated under the laws of the People’s Republic of China in 2003. Dong Ying’s business is the development, manufacture and sale of pharmaceutical products in China. There are three product lines currently manufactured and sold as at December 31, 2007 and several other potential products in various stages of research and development. The product lines sold to date are Cisatracurium Besylate, a skeletal muscle relaxant, Clindamycin Hydrochloride, an antibiotic for penicillin-allergic patients, and Perphenazine, an anti-psychotic drug. In May 2008 the Company discontinued production and sale of its Perphenazine product due to the cost of manufacturing this product exceeding the market price. Perphenazine accounted for 11% of sales revenue in the five months ended May 31, 2008 (18% in 2007). Dong Ying’s offices and manufacturing facility are in owned premises located on land used under license in Nantong, China and its research and development is carried out in Nanjing, China.

 Principles of Consolidation

The consolidated financial statements include accounts of the Company and its subsidiaries, Big Global and Dong Ying. All significant inter-company balances and transactions are eliminated.

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at May 31, 2008 and December 31, 2007, the Company did not have any cash equivalents.

Inventory

Inventory is carried at the lower of cost and estimated net realizable value. Raw materials cost is determined on a moving average basis. Manufacturing costs are applied to goods in process on a full cost basis. Cost of finished goods on hand at the balance sheet date is determined on a moving average basis.

Revenue recognition

Revenues are recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

Concentrations

The Company’s operations are located in the People’s Republic of China.

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
May 31, 2008
(Expressed in US Dollars)

The Company’s largest two customers account for 25% of sales revenue and the largest five customers account for 40% of sales revenue.

At May 31, 2008, the Company had only one product that sells at a positive gross profit, the Cisatracurium Besylate product. In 2006 the Company had no products that sold at a positive gross profit.

At May 31, 2008 the Company had only one product that has patent protection, the Cisatracurium Besylate product, for which a patent has been applied but not yet granted.

Research and Development Expenditures

Expenditures on research and development activities, including assets acquired for use in research and development activities, are charged to operations as incurred.

Asset Retirement Obligations

The Company has adopted SFAS No. 143, Accounting for Asset Retirement Obligations which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The Company has no asset retirement obligations.

Fixed Assets

Fixed assets are carried at cost less a provision for depreciation on a straight-line basis over their estimated useful lives. Each asset is estimated to have a residual value of 10% of cost at the end of its useful life. Estimated useful lives are as follows:

Buildings and building equipment	10-20 years
Land license	40 years
Manufacturing equipment	5 - 10 years
Office furniture and equipment	5 years
Road	20 years
Vehicles	8 years

Intangible Assets

Intangible assets are carried at cost less a provision for amortization on a straight-line basis over their estimated useful lives of 20 years.

Advertising Expenses

Advertising expenses are expensed as incurred.

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
May 31, 2008
(Expressed in US Dollars)

Foreign Currency

The parent company is located in the British Virgin Islands. It maintains no bank balances. The functional currency is the U.S. Dollar. Transactions in foreign currencies, if any, are remeasured into the functional currency at the rate in effect at the time of the transaction. Remeasurement gains and losses that arise from exchange rate fluctuations are included in income or loss from operations. Monetary assets and liabilities denominated in foreign currencies are presented in the balance sheet at the rate in effect at the balance sheet date.

Big Global is located in Hong Kong. It maintains no bank balances. The functional currency is the U.S. Dollar. Transactions in foreign currencies, if any, are remeasured into the functional currency at the rate in effect at the time of the transaction. Remeasurement gains and losses that arise from exchange rate fluctuations are included in income or loss from operations. Monetary assets and liabilities denominated in foreign currencies are presented in the balance sheet at the rate in effect at the balance sheet date.

The operations of Dong Ying are located in China, and its accounting records are maintained in Chinese Renminbi Yuan (symbol “¥”). The functional currency is the Chinese Renminbi Yuan. Transactions in foreign currencies other than the functional currency, if any, are remeasured into the functional currency at the rate in effect at the time of the transaction. Remeasurement gains and losses that arise from exchange rate fluctuations are included in income or loss from operations. Monetary assets and liabilities denominated in the functional currency are translated into U.S. Dollars at the rate in effect at the balance sheet date. Revenue and expenses denominated in the functional currency are translated at the average exchange rate. Other comprehensive income (loss) includes the foreign exchange gains that arise from translating from the functional currency into U.S. Dollars.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

Loss Per Share

Basic earnings (loss) per share of common stock are computed by dividing the net earnings (loss) by the weighted average number of (post-split) common shares outstanding during the period. Diluted earnings (loss) per share are equal to the basic earnings (loss) per share for the five month periods ended May 31, 2008 and 2007 because there are no common stock equivalents outstanding.

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
May 31, 2008
(Expressed in US Dollars)

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, loans receivable, loan payable and accounts payable at May 31, 2008 and December 31, 2007. Accounts receivable and loans receivable are carried at estimated net realizable values net of provisions for uncollectible amounts. Uncollectible accounts are charged off when determined to be unrecoverable. The loan payable is carried at discounted present value – see Note 9. The carrying values of the remaining financial instruments reflected in these financial statements approximate their fair values due to the short-term maturity of the instruments.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”. Comprehensive income includes net income and all changes in equity during a period that arise from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities.

Income taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Product liability

These financial statements do not include a provision for product liability as the Company is not directly liable to consumers for its products under the laws of China.

Environmental remediation

The Company has no obligations for environmental remediation.

Impairment of Long-Lived Assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets. If impairment is deemed to exist, the asset will be written down to its fair value. Fair value is generally determined using a discounted cash flow analysis.

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
May 31, 2008
(Expressed in US Dollars)

New Accounting Pronouncements

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” (“SFAS No. 156”), which amends SFAS No. 140,” Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of SFAS No. 156 does not have any impact on the Company’s consolidated financial statements.

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The adoption of FIN 48 does not have any impact on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 123(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The adoption of FIN 48 does not have any impact on the Company’s consolidated financial statements.

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
May 31, 2008
(Expressed in US Dollars)

There were various other accounting standards and interpretations recently issued, none of which is expected to have a material impact on the Company's financial position, operations or cash flows.

3. ACCOUNTS RECEIVABLE

Trade accounts receivable consists of receivable for sales of product on credit. Accounts receivable as at May 31, 2008 are net of allowance for doubtful accounts in the amount of $22,848 (December 31, 2007 - $18,959).

4. INVENTORY

Inventory consists of the following:

	May 31, 2008	December 31, 2007

Raw materials	$200,041	$34,302
Goods in process	74,689	81,778
Finished goods	146,228	171,368

	$420,958	$287,448

Finished goods inventory is net of a provision for impairment in the amount of $22,040 (December 31, 2007 - $29,000) in respect of the Clindamycin Hydrochloride product.

5. OTHER CURRENT ASSETS

The Company has loans receivable from other companies and from employees totaling $82,395 (December 31, 2007 - $83,060) which have a carrying value of $nil after allowance for doubtful debts. The loans do not bear interest and have no specified terms of repayment.

Other current assets consist primarily of deposits paid in advance to suppliers in respect of purchases yet to be received.

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
May 31, 2008
(Expressed in US Dollars)

6. FIXED ASSETS

Fixed assets consist of the following:

	May 31, 2008	December 31, 2007
Buildings	$1,959,020	$1,862,430
Land license	398,859	379,193
Manufacturing equipment	672,426	546,446
Office furniture and equipment	17,429	13,319
Road and grounds	209,303	198,983
Vehicles	9,847	9,362
	3,266,884	3,009,733
Less: Accumulated depreciation	525,202	408,916

	$2,741,682	$2,600,817

The land license is for the use of the land on which the Company’s buildings are situated, and is for a term expiring June 1, 2054. At the end of the license, the Company expects to have an option to renew the license.

7. INTANGIBLE ASSETS

Intangible assets consist of the cost of purchased rights to manufacture and sell the company’s products. The rights were acquired by the Company from two companies owned 25% and 30% by the Company’s shareholder. The rights have unlimited duration. The amounts related to particular products are as follow:

	May 31,2008	December 31,2007
Clindamycin Hydrochloride	$-	$-
Cisatracurium Besylate	720,000	684,500
Perindopril (manufacturing permit pending)	720,000	684,500

	1,440,000	1,369,000
Less: Accumulated amortization	83,250	55,616

	$1,356,750	$1,313,384

Amortization for the five months ended May 31, 2008 in the amount of $24,750 (2007 - $17,008) is included in Depreciation and Amortization expense.

Intangible assets consisting of rights to manufacture and sell the following products were acquired by the Company in 2004 from two companies owned 25% and 30% by the Company’s shareholder and have been subsequently deemed not realizable through impairment analysis:

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
May 31, 2008
(Expressed in US Dollars)

Product	Purchase price	Year impaired	Impaired amount (net of accumulated amortization)
Prulifloxacin	$967,004	2006	$836,522
Lansoprazole	966,400	2006	894,520
Azithromycin	326,160	2006	301,900
Ganciclovir	331,898	2006	307,212
Clarithromycin	81,812	2006	75,727
Olmesartan	314,080	2006	290,719
Eplerenone	362,400	2006	335,445
Total 2006 impairment	$3,349,754		$3,042,045
Clindamycin hydrochloride	362,400	2007	376,972

	$3,712,154		$3,419,017

8. LOANS PAYABLE

The Company has a loan from the Nantong Economic and Technology Development Zone Administration. The loan bears no interest. The original principal amount of the loan was ¥20 Million ($2,880,000 at the exchange rate applicable at May 31, 2008) and was due for repayment in full in March 2007. During 2007 the Company repaid ¥3,000,000. In December 2007 the Company was granted an extension of the due date to December 31, 2008. Since the loan bears no interest, the obligation is carried at its net present value using interest rates equal to the prevailing Bank of China one-year rate at the time the loan was received (5.6% in 2004, applied in respect of the 2006 year) or the date the extension was effective (6.4% in March 2007, applied in respect of the 2007 and 2008 years). Loan interest expense included in the accounts for the five months ended May 31, 2008 in the amount of $60,075 (2007 - $60,390) is determined as the amortization on the straight-line basis of the discount over the remaining period to maturity of the loan.

On March 31, 2008 the Company received a loan of $100,000 from an unrelated party. The loan has no interest or fixed repayment terms. It is the Company’s intention to repay the loan by the end of 2008. Since the loan bears no interest, the obligation is carried at its net present value using interest rates equal to the prevailing Bank of China one-year rate at the time the loan was received (7.3%). Loan interest expense included in the accounts for the five months ended May 31, 2008 in the amount of $1,130 is determined as the amortization on the straight-line basis of the discount over the remaining period to maturity of the loan. Gain from discount of no-interest loan represents the difference between the principal balance of the loan and the present value of the loan on the date of the loan.

9. CUSTOMER DEPOSITS

Customer deposits consist of deposits received in advance from customers in respect of sales yet to be delivered and recognized.

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
May 31, 2008
(Expressed in US Dollars)

10. SHAREHOLDER LOANS

The loan from the shareholder in the aggregate amount of $1,086,380 (December 31, 2007 - $882,131) does not bear interest and has no stated repayment terms. Imputed interest has been recorded on the shareholder loan at an interest rate of 7.3%. The net interest calculated is included in interest expense and has been recorded as additional paid-in capital since the imputed interest is not payable.

11.  RELATED PARTY TRANSACTIONS

The Company has a loan receivable from a senior manager of the Company in the amount of $5,760 (December 31, 2007 - $5,476) which has no interest or repayment terms.

The Company has a right of first refusal to purchase rights to any new products developed by two companies owned 25% and 30% by the Company’s shareholder, at prices to be negotiated at the time. All of the Company’s past and present intangible assets have been purchased from those related companies. The Company has written down intangible assets with carrying values totaling $3,419,017 as they were deemed not realizable through impairment analysis. See Note 7.

12. INCOME TAXES

The Company is subject to Chinese income taxes. The Company had no income tax expense during the reported periods due to net operating losses.

A reconciliation of income tax expense to the amount computed at the statutory rates is as follows:

	2008	2007
Income (loss) for the five months ended May 31	$41,147	$(175,718)
Average statutory tax rate in China	33%	33%

Expected income tax provision	$13,579	$(57,987)
Tax basis of deferred expenses in excess of book cost	134,987	32,801
Non-deductible interest expense	(30,219)	20,102
Unrecognized tax losses	(118,347)	5,084

Income tax expense	$—	$—

DONG YING PHARMACEUTICAL CO. LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
May 31, 2008
(Expressed in US Dollars)

Significant components of deferred income tax assets are as follows:

	May 31, 2008	December 31, 2007
Operating losses carried forward	$743,159	$861,506
Excess of tax basis over book cost of deferred expenses in China	915,282	780,295
Valuation allowance	(1,658,441)	(1,641,801)

Net deferred income tax assets	$-	$-

The Company has tax losses carried forward for Chinese tax purposes of approximately $2,250,000 which will expire in 2012 if not utilized.

13. COMMON STOCK

Upon incorporation on January 29, 2008 the Company issued 1 share of common stock for $1.

14. OTHER INCOME

Other income includes $384 (2007 - $1,126) in interest income on short-term bank deposits.

15. SUBSEQUENT EVENTS

On August 18, 2008 the Company amended its authorized share capital to subdivide from a maximum of 50,000 shares of a single class each with a par value of US$1.00 to a maximum of 20,000,000 shares of a single class each with a par value of US$0.0025. As a result, the issued share capital was subdivided from one (1) share to 400 shares. On the same day, the sole shareholder of the company sold 298 of his 400 shares to other parties.

On August 19, 2008, the Company and all of its shareholders entered into a share exchange agreement (the “Share Exchange Agreement”) with Sinobiopharma, Inc. (“Sinobiopharma”), a company organized under the laws of the State of Nevada, whereby the Sinobiopharma agreed to acquire 100% of the issued and outstanding shares in the capital of the Company through the issuance of 40,000,000 shares of common stock of Sinobiopharma in aggregate to the shareholders of the Company on a pro rata basis in accordance with each shareholders’ percentage of ownership in the Company. As a result of the Share Exchange Agreement the previous shareholders of the Company will acquire control of Sinobiopharma and the transaction will be accounted for as a reverse merger.

SINOBIOPHARMA INC.
Proforma Consolidated Financial Information
May 31, 2008
(Expressed in US Dollars)
Unaudited – Prepared by Management

INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL INFORMATION

The following pro-forma consolidated balance sheet, pro-forma consolidated statements of operations and explanatory notes give effect to the acquisition of Dongying Pharmaceutical Co, Limited (“Dongying”) and by Sinobiopharma, Inc. (“Sinobiopharma”).

The pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. The pro-forma consolidated balance sheet and the pro-forma consolidated statement of operations have been prepared utilizing the historical financial statements of Dongying and Sinobiopharma and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The transaction giving rise to the consolidated entity is a purchase (the “Acquisition”) by Sinobiopharma of all the shares of Dongying in consideration for 40,000,000 post-split common shares of Sinobiopharma on September 22, 2008.

The pro-forma consolidated statement of operations has been prepared as if the Acquisition had been consummated on June 1, 2007 and accounted for as a reverse takeover and carried through to May 31, 2008. The pro-forma consolidated balance sheet has been prepared as if the Acquisition was consummated on May 31, 2008.

This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the Acquisition occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations. The pro-forma consolidated financial information is presented for illustrative purposes only.

SINOBIOPHARMA, INC.
AND CONSOLIDATED SUBSIDIARIES
Pro forma Consolidated Balance Sheets
May 31, 2008
(Expressed in US Dollars)
UNAUDITED - Prepared by Management

				Pro forma
	Sinobiopharma		Dongying	adjustments		Pro forma

ASSETS

CURRENT ASSETS
Cash		$4,359	$262,968	$		$267,327
Accounts receivable			80,610		10	80,620
Loan to related party			5,760			5,760
Inventory			420,958			420,958
Other current assets			117,672			117,672
Total current assets		4,359	887,968		10	892,337

Fixed assets		426	2,741,682		(426)	2,741,682
Intangible assets			1,356,750			1,356,750

Total assets		$4,785	$4,986,400		$(416)	$4,990,769

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Loan payable	$		$2,458,909	$		$2,458,909
Accounts payable		7,121	591,829		(174)	598,776
Accrued liabilities		17,445	338,376		300,000	655,821
Customer deposits			442,272			442,272
Shareholder loans			1,086,380			1,086,380
Total current liabilities		24,566	4,917,766		299,826	5,242,158

STOCKHOLDER'S EQUITY (DEFICIT)
Common stock
Authorized 2,500,000,000 shares at par value of $ 0.0001 each Issued and outstanding 79,900,000 shares		10,000	1		(2,011)	7,990
Additional paid-in capital		65,000	5,251,048		(93,185)	5,222,863
Accumulated (deficit)		(95,196)	(5,393,642)		(205,046)	(5,693,884)
Accumulated other comprehensive income		415	211,227			211,642
Total stockholder's equity (deficit)		(19,781)	68,634		(300,242)	(251,389)

Total liabilities and stockholder's equity (deficit)		$4,785	$4,986,400		$(416)	$4,990,769

SINOBIOPHARMA, INC.
AND CONSOLIDATED SUBSIDIARIES
Pro forma Consolidated Statements of Operations
For the Year Ended May 31, 2008
(Expressed in US Dollars)
UNAUDITED - Prepared by Management

	Sinobiopharma		Dongying	Adjustments		Pro forma

REVENUE
Sales		$-	$1,560,930		$-	$1,560,930
Cost of goods sold		-	980,015		-	980,015
Gross profit		-	580,915		-	580,915
Other income		-	253,392		10	253,402
		-	834,307		10	834,317

EXPENSES
Advertising and promotion		1,838	589		-	2,427
Depreciation and amortization		66	111,710		-	111,776
General and administration		65,521	285,045		90,000	440,566
Interest (Notes 8 and 10)		-	176,838		-	176,838
Research and development		-	63,696		-	63,696
Salaries and benefits		-	75,110		-	75,110
Travel		-	79,825		-	79,825
Write-down of impaired intangible assets		-	376,972		-	376,972
Write-down of impaired inventory		-	7,000		-	7,000
Total expenses		67,425	1,176,785		90,000	1,334,210

Net (loss) for the period		(67,425)	(342,478)		(89,990)	(499,893)

Other comprehensive income (loss)
Foreign currency translation		(42)	29,438		-	29,396

Comprehensive (loss)		$(67,467)	$(313,040)		$(89,990)	$(470,497)

Net loss per common share - basic and fully diluted:
Net (loss) for the period	$	nil	$(856)	$	nil	$(0.01)

Weighted average number of common stock outstanding		100,000,500	400		(20,100,900)	79,900,000

SINOBIOPHARMA INC.
Proforma Consolidated Financial Information
May 31, 2008
(Expressed in US Dollars)
Unaudited – Prepared by Management

EXPLANATORY NOTES

Pro-forma adjustments

1. The addition of $10 to cash, deletion of office furniture and equipment of $426, deletion of accounts payable of $174 and recognition of $242 loss on sale of the shares of the Nova Scotia subsidiary of Sinobiopharma, Buzz Media Ltd., to the previous majority shareholder of Sinobiopharma for $10.

2. The net effect of the recognition of the cost of Sinobiopharma’s investment in Dongying and the elimination of share capital of the subsidiaries upon consolidation with Sinobiopharma results in an increase in common stock and a decrease in additional paid-in capital both in the amount of $3,999.

3. The elimination of the deficit of Sinobiopharma consistent with accounting treatment generally accepted for reverse takeover transactions results in a decrease in deficit and increase in additional paid-in capital both in the amount of $95,196.

4. The cancellation of 60,100,500 shares of Sinobiopharma as part of the series of transactions making up the Acquisition results in an increase in common stock and an increase in additional paid in capital, both in the amount of $6,010.

5. The proforma consolidated balance sheet includes an accrual for estimated non-recurring professional fees of $300,000 attributable to the Acquisition transaction.

6. The pro forma consolidated statement of operations includes an estimate of $90,000 in additional professional fees expense for accounting, auditing, legal and filing fees due to the operating entity becoming a public company.

Assumptions

The number of shares used in the pro-forma net loss per share is based on the weighted average number of shares of Sinobiopharma that would have been outstanding in the year had the Acquisition and all the preceding transactions occurred on June 1, 2007.

Exhibits
Exhibit No.	Description of Exhibit

2.1	Share Exchange Agreement, dated as of August 19, 2008, among the Company, Dongying BVI and all the shareholders of Dongying BVI.
10.1*	Letter Agreement between the Dongying BVI and Mr. Jianguo Wang, dated effective August 19, 2008.
10.2*	Share Purchase Agreement, dated as of August 20, 2008, between the Company and Ms. Tiffany Walsh.
10.3**	Extension Agreement, dated August 29, 2008, among the Company, Dongying BVI and all the shareholders of Dongying BVI
10.4	Amended Letter Agreement between Dongying BVI and Jianguo Wang, dated September 8, 2008.
10.5	Technology Transfer Contract for Prulifloxacin, dated November 30, 2003, between Nantong Cyton Pharmaceutical Co., Ltd. and Nanjing Suji Bio-medicine Research and Development Co., Ltd.
10.6
Technology Transfer Contract for Clarithromycin, Olmesartan and Eplerenone, dated November 30, 2003, between Nantong Cyton Pharmaceutical Co., Ltd. and Meisu Jining Bio-medicine Research and Development Co., Ltd.

10.7	Technology Transfer Contract for Cisatracurium Besylate, dated January 20, 2004 between Nantong Cyton Phramaceutical Co., Ltd. and Nanjing Suji Bio-medicine Research and Development Co., Ltd.
10.8
Technology Transfer Contract for Lansoprazole, Azitromvcin, Ganciclovir and Clindamycin Hydrochloride, dated February 6, 2004, between Nantong Cyton Pharmaceutical Co., Ltd. and Nanjing Suji Bio-medicine Research and Development Co., Ltd.

10.9	Development and Loan Agreement between Nantong Economic and Technology Development Zone and Cyton International, Inc., dated March 29, 2004.
10.10	Technology Transfer Contract for Alanyl Glutamine and Perindopril, dated June 1, 2006, between Nantong Cyton Pharmaceutical Co., Ltd. and Meisu Jining Bio-medicine Research and Development Co., Ltd.
10.11	Loan Extension Approval from Nantong Economic and Technology Development Zone, dated December 4, 2007.
10.12	Waiver of rights to convert to shares of DongYing China provided by Nantong Economic and Technology Development Zone, dated August 21, 2008.
23.1	Consent of Schumacher & Associates, Inc., dated September 22, 2008.
99.1	Property Rights Certificate of PRC issued to DongYing China, dated September 11, 2007.
99.2	Abstract for the Patent Application for Atracurium freeze-dried formulation.
99.3	Description of verbal right of first refusal arrangement between DongYing China, Nanjing Suji and Meisu Jining relating to any new products developed by Nanjing Suji or Meisu Jining.
99.4	Description of terms of shareholder loan by Dr. Lequn Huang.
99.5	Legal Opinion from P.C. Woo & Co., dated August 26, 2008 with respect to Big Global Limited.
99.6	Legal Opinion from Jiangsu Zhiming Law Firm, dated July 28, 2008 with respect to Dongying (Jiangsu) Pharmaceutical Co., Ltd.
99.7	Trust Declaration executed by the inventors and applicant of the Patent Application titled “Atracurium freezing-dried composition” being held in trust for DongYing China, dated September 23, 2008.

* Previously filed on Form 8-K on August 22, 2008 and incorporated herein by reference.
** Previously filed on Form 8-K/A-1 on September 5, 2008 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 25, 2008

SINOBIOPHARMA, INC.

By:	/s/ Lequn Huang
Name:	Lequn Huang
Title:	President and Director